Exhibit 10.2

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
dated as of September 19, 2008
among
PACKAGING RECEIVABLES COMPANY, LLC,
as Borrower
PACKAGING CREDIT COMPANY, LLC,
as Initial Servicer
YC SUSI TRUST,
as a Lender
and
BANK OF AMERICA, NATIONAL ASSOCIATION,
individually as a Lender and as Agent

i

(continued)

(continued)

(continued)

Page
Section 15.1. Assignment to Liquidity Banks	50
Section 15.2. Downgrade of Liquidity Bank	52

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
     THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT is entered into as of September 19, 2008, by and among:
     (1) Packaging Receivables Company LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Borrower”),
     (2) Packaging Credit Company, LLC, a Delaware limited liability company (together with its successors, the “Initial Servicer”), as initial servicer hereunder (in such capacity, together with any successor servicer or sub-servicer appointed pursuant to Section 8.1, the “Servicer”),
     (3) YC SUSI Trust, a Delaware statutory trust (together with its successors, “YC SUSI”), and Bank of America, National Association, a national banking association, in its capacity as a Liquidity Bank to YC SUSI (together with its successors, “Bank of America”), as Lenders (hereinafter defined), and
     (4) Bank of America, National Association, as agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Agent”).
     Unless otherwise indicated, capitalized terms used in this Agreement are defined in Annex A.
W I T N E S S E T H:
     WHEREAS, the Borrower is a wholly-owned subsidiary of Packaging Corporation of America;
     WHEREAS, Packaging Corporation of America, as Originator, and Packaging Credit Company, LLC (“Seller”) have entered into a Receivables Sale Agreement (the “Sale Agreement”) pursuant to which the Originator has sold, and hereafter will sell, to the Seller all of its right, title and interest in and to its accounts receivable and certain related rights;
     WHEREAS, the Seller sells or contributes to the Borrower under the Purchase and Sale Agreement all of its right, title and interest in and to its accounts receivable and certain related rights;
     WHEREAS, the Borrower, the Servicer, Blue Ridge Asset Funding Corporation (“Blue Ridge”), as a Lender, and Wachovia Bank, N.A. (“Wachovia”), as a Lender and as Agent, entered into that certain Credit and Security Agreement, dated as of November 29, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Original Credit Agreement”);
     WHEREAS, Blue Ridge, Wachovia, YC SUSI and Bank of America have entered into that certain Assignment and Acceptance Agreement (the “Assignment Agreement”), dated as of the date hereof, pursuant to which Blue Ridge and Wachovia have assigned to YC SUSI and

Bank of America their respective rights as Lenders and Agent, as applicable, under the Original Credit Agreement and other Transaction Documents;
     WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement to make certain changes thereto;
     WHEREAS, the Borrower has requested that the Lenders make revolving loans to the Borrower from time to time hereafter secured by the Collateral, and, subject to the terms and conditions contained in this Agreement, the Lenders are willing to make such secured loans;
     WHEREAS, the Lenders have requested that Initial Servicer act as the initial Servicer for the Collateral, and, subject to the terms and conditions contained in this Agreement, Initial Servicer is willing to act in such capacity; and
     WHEREAS, Bank of America has been requested, and is willing, to act as the Agent under this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
THE CREDIT
     Section 1.1. The Facility. On the terms and subject to the conditions set forth in this Agreement, the Borrower (or the Servicer on the Borrower’s behalf) may from time to time during the Revolving Period request Advances by delivering a Borrowing Request to the Agent in accordance with Section 2.1. Upon receipt of a copy of each Borrowing Request from the Borrower or Servicer, the Agent shall advise the Borrower not later than 12:00 noon (New York City time) on the Business Day following such receipt whether YC SUSI and/or the Liquidity Banks will fund a Loan (or Loans) in the aggregate amount of the requested Advance, and in the event that YC SUSI elects not to make any such Loan to the Borrower, each of the Liquidity Banks severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of YC SUSI’s and the Liquidity Banks’ Loans at any one time outstanding exceed the lesser of (i) the aggregate amount of the Liquidity Banks’ Commitments, and (ii) the Borrowing Base (such lesser amount, the “Allocation Limit”). If the Agent advises the Borrower that YC SUSI elects not to fund a Loan, the Borrower or Servicer may rescind the Borrowing Request. Each Loan shall be in the minimum amount of $1,000,000 or a larger integral multiple of $500,000. In no event may the aggregate principal amount of the Advances hereunder exceed the lesser of (x) the Aggregate Commitment, or (y) the Borrowing Base. All Liquidity Banks’ Commitments shall terminate on the Termination Date. Each of the Loans, and all other Obligations of the Borrower, shall be secured by the Collateral as provided in Article IX.
     Section 1.2. Funding Mechanics; Liquidity Fundings. (a) Each Advance hereunder shall consist of Loans made from YC SUSI and/or the Liquidity Banks.
     (b) If a Liquidity Bank fails to transfer to the Agent its full Ratable Share of any Loan when required by Section 1.1 (the aggregate amount not made available to the Agent by each such Liquidity Bank being the “Unpaid Amount”), then, upon notice from the Agent by not later than 1:15 p.m. (Chicago time), each Liquidity Bank not owing an Unpaid Amount shall transfer to the Agent, by not later than 1:45 p.m. (Chicago time), an amount equal to the lesser of such Liquidity Bank’s proportionate share (based on its Commitment divided by the Commitments of all Liquidity Banks that have not so failed to pay their full Ratable Share) of the Unpaid Amount and its Commitment. If the Agent does not then receive the Unpaid Amount in full, upon notice from the Agent by not later than 2:00 p.m. (Chicago time) on such day, each Liquidity Bank that has not failed to fund any part of its obligations on such day under this Section 1.2 shall pay to the Agent, by not later than 2:30 p.m. (Chicago time), its proportionate share (determined as described above) of the amount of such remaining deficiency up to the amount of its unused Commitment. Any Liquidity Bank that fails to make a payment under this Section 1.2 on the date of a Liquidity Funding shall pay on demand to each other Liquidity Bank that makes a payment under this subsection (b) the amount paid by it to cover such failure, together with interest thereon, for each day from the date such payment was made until the date such other Liquidity Bank has been paid such amount in full, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum. In addition, without prejudice to any other rights YC SUSI may have under applicable law, any Liquidity Bank that has failed to transfer to the Agent under Section 1.1 its full Ratable Share of any Loan shall pay on demand to YC SUSI the difference between such unpaid Ratable Share of such Loan and the amount paid by other Liquidity Banks or the Agent to cover such failure, together with interest thereon, for each day from the date such Ratable Share of such Loan was due until the date paid, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum.
     (c) While it is the intent of YC SUSI to fund each requested Advance through the issuance of Commercial Paper Notes, the parties acknowledge that if YC SUSI is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund all or any portion of the Loans, or is unable to repay such Commercial Paper Notes upon the maturity thereof, YC SUSI may put all or any portion of its Loans to the Liquidity Banks at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Article II. Regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a “Lender” hereunder with the same force and effect as if it had directly made a Loan to the Borrower in the amount of its Liquidity Funding.
     (d) Nothing herein shall be deemed to commit YC SUSI to make Loans. Nothing herein shall be deemed to give the Borrower the right to select Eurodollar Loans or Alternate Base Rate Loans for any Advance.
     Section 1.3. Interest Rates. (a) (i) Borrower shall pay CP Costs with respect to the principal balance of YC SUSI’s Loans from time to time outstanding. Each Loan of YC SUSI that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by YC SUSI and funded substantially with related Pooled Commercial Paper. The Agent will notify the Borrower promptly after the commencement of any period during which CP Costs are calculated pursuant to the last sentence of the definition thereof, and will attempt to give prior notice if reasonably practicable under the circumstances.
     (ii) Not later than the third Business Day immediately preceding each Reporting Date, YC SUSI shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Settlement Period then most recently ended and shall notify Borrower of such aggregate amount.
     (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the applicable Eurodollar Rate (Reserve Adjusted) for such Interest Period plus (ii) the Bank Rate Spread.
     (c) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on Alternate Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.
     (d) Notwithstanding anything to the contrary contained in Sections 1.3(a), (b) or (c), upon the occurrence of an Event of Default, and during the continuance thereof, all Obligations shall bear interest, payable upon demand, at the Default Rate.
     (e) Interest at any of the aforementioned rates shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
     Section 1.4. Payment Dates; Noteless Agreement. (a) On each Settlement Date, Borrower shall pay to the Agent (for the benefit of YC SUSI) an aggregate amount equal to all accrued and unpaid CP Costs (to the extent allocated to the Borrower in accordance with Section 1.3(a)(i)) in respect of the principal associated with all CP Rate Loans for the Settlement Period then most recently ended in accordance with Article II. The principal on each CP Rate Loan shall be payable on and after the Termination Date as and when Collections are received.
     (b) The Borrower promises to pay each Eurodollar Loan on the last day of its Interest Period.
     (c) The Borrower promises to pay each Alternate Base Rate Loan, together with all accrued and unpaid interest thereon, on or before the earlier to occur of (i) the Termination Date, and (ii) refinancing of such Loan with a CP Rate Loan or a Eurodollar Loan.
     (d) The Borrower promises to pay all accrued and unpaid interest on each Loan (other than a CP Rate Loan) on its applicable Interest Payment Date.

     (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Upon request of the Borrower or the Agent, such Lender will confirm the outstanding principal balances of its Loans and the amount of any accrued and unpaid interest thereon. The entries maintained in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
     Section 1.5. Prepayments. Subject, in the case of CP Rate Loans and Eurodollar Loans, to the funding indemnification provisions of Section 4.3:
     (a) The Borrower may from time to time prepay, without penalty or premium, all outstanding Loans, or, in a minimum aggregate amount of $2,000,000 (or a larger integral multiple of $1,000,000), any portion of the outstanding Loans upon two Business Days’ prior written notice to the Agent (each, a “Prepayment Notice”), provided that each such prepayment of principal is accompanied by a payment of all accrued and unpaid interest thereon and is made ratably amongst the Lenders; it being understood that the Borrower, in its discretion, may designate the outstanding Loans to which the Agent will apply each such prepayment or portion thereof, subject to, in the case of CP Rate Loans or Eurodollar Loans, the funding indemnification provisions of Section 4.3 hereof;
     (b) If on any Business Day, the aggregate outstanding principal amount of YC SUSI’s Loans and the Liquidity Fundings made by the Liquidity Banks exceeds the Allocation Limit, the Borrower shall prepay such Loans, subject, in the case of CP Rate Loans and Eurodollar Loans, to the funding indemnification provision of Section 4.3 but otherwise without premium or penalty, by initiating a wire transfer to the Agent not later than 11:00 a.m. (New York City time) on the second Business Day thereafter in an amount sufficient to eliminate such excess, together with interest accrued and to accrue on the amount prepaid; and
     (c) Upon receipt of any wire transfer pursuant to Section 1.5(b), the Agent shall initiate a wire transfer to the Lenders of their respective shares thereof not later than 1:00 p.m. (New York City time) on the date when received.
     (d) Upon the occurrence of a Credit Event, the Agent shall have the right (x) to declare that the Termination Date has occurred, whereupon the Aggregate Commitment shall terminate and all Collections shall be allocated and distributed pursuant to Section 3.2(b) hereof (the “Credit Event Amortization Option”) or (y) to require the Borrower to pay additional interest of 2.0% per annum on the principal amount of any Loan (the “Additional Interest Option”). Within ten (10) days of the occurrence of a Credit Event, the Borrower will deliver a notice (the “Credit Event Amortization Notice”) to the Agent describing such event. Promptly after the occurrence of the Credit Event, the Agent will elect the Credit Event Amortization Option or the Additional Interest Option, and the Agent shall deliver a notice (the “Credit Event

Election Notice”) to the Borrower informing the Borrower of such election. If the Agent elects the Credit Event Amortization Option, then on the date of delivery of the Credit Event Notice, the Agent shall allocate and distribute all Collections pursuant to Section 3.2(b) and on the earlier of (A) the date of such distribution and (B) the date the Borrower receives the Credit Event Election Notice, the Aggregate Commitment shall automatically terminate. If the Agent elects the Additional Interest Option, then from the date of the occurrence of such Credit Event, the Borrower shall pay interest on the principal amount of any Loan at a rate per annum equal at all times to 2.0% per annum above the rate per annum required to be paid on such Loan pursuant to Section 1.3.
     Section 1.6. Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or ratably in part, in a minimum amount of $5,000,000 (or a larger integral multiple of $1,000,000), upon at least five (5) Business Days’ written notice to the Agent (each, a “Commitment Reduction Notice”), provided, however, that (a) the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances, and (b) the amount of the Aggregate Commitment may not be reduced below $5,000,000 unless the Aggregate Commitment is terminated in full. All accrued and unpaid fees shall be payable on the effective date of any termination of the Aggregate Commitment. Each Commitment Reduction Notice shall be irrevocable once delivered to the Agent.
     Section 1.7. Requests for Increases in Aggregate Commitment. The Borrower may from time to time request increases in the Aggregate Commitment in a minimum amount of $5,000,000 (or a larger integral multiple of $1,000,000), upon at least thirty (30) days’ prior written notice to the Agent, which notice shall specify the amount of and proposed effective date for any such requested increase (each, a “Commitment Increase Request”). If each of the Lenders agrees to the requested increase by notifying the Agent and the Borrower in writing of their concurrence, such increase shall be made to the Commitments of the Liquidity Banks, ratably in accordance with their respective Ratable Shares as of the effective date specified in the Commitment Increase Request. If less than all of the Lenders agree to such increase, the amount of the Aggregate Commitment shall remain unchanged.
     Section 1.8. Extension of the Scheduled Termination Date. Provided that no Event of Default exists and is continuing, the Borrower may request an extension of the Scheduled Termination Date by submitting a request for an extension (each, an “Extension Request”) to the Agent no more than sixty (60) days prior to the Scheduled Termination Date then in effect. The Extension Request must specify the new Scheduled Termination Date requested by the Borrower and the date (which must be at least thirty (30) days after the Extension Request is delivered to the Agent) as of which the Agent, the Lenders and the Liquidity Banks must respond to the Extension Request (the “Response Date”). The new Scheduled Termination Date shall be no more than 364 days after the Scheduled Termination Date in effect at the time the Extension Request is received, including the Scheduled Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify YC SUSI and the Liquidity Banks of the contents thereof and shall request each such Person to approve the Extension Request. Each Lender and Liquidity Bank approving the Extension Request shall deliver its written approval to the Agent no later than the Response Date, whereupon the Agent shall notify the Borrower within one (1) Business Day thereafter as to whether all of the Lenders have approved the Extension Request. If all of the Lenders have approved the Extension Request, the Scheduled Termination Date specified in the Extension Request shall become effective on the existing Scheduled Termination Date, and the Agent shall promptly notify the Borrower and the Lenders of the new Scheduled Termination Date. If all of the Lenders do not unanimously agree to an Extension Request, the Scheduled Termination Date shall remain unchanged.
     Section 1.9. Distribution of Certain Notices; Notification of Interest Rates. Promptly after receipt thereof, the Agent will notify YC SUSI and the Liquidity Banks of the contents of each Information Package, Borrowing Request, Extension Request, Commitment Reduction Notice, Prepayment Notice, Commitment Increase Request or notice of default received by it from the Borrower or the Servicer hereunder. In addition, the Agent shall promptly notify the Lenders and the Borrower of each determination of and change in Interest Rates.
ARTICLE II
BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS
     Section 2.1. Method of Borrowing. The Borrower (or the Servicer on the Borrower’s behalf) shall give the Agent irrevocable notice in the form of Exhibit 2.1 hereto (each, a “Borrowing Request”) not later than 12:00 noon (New York City time) at least two Business Days before the Borrowing Date of each Advance. On each Borrowing Date, each Lender shall make available its Loan or Loans in immediately available funds to the Agent by initiating a wire transfer in such amount not later than 12:00 noon (New York City time). Subject to its receipt of such wire transfers, the Agent will initiate a wire transfer of the funds so received from the Lenders to the Borrower at the account specified in its Borrowing Request not later than 1:00 p.m. (New York City time) on the applicable Borrowing Date. Neither the Borrower, nor the Servicer on the Borrower’s behalf, may deliver more than four (4) Borrowing Requests in any month.
     Section 2.2. Selection of Interest Periods for Eurodollar Loans. If the Borrower has been informed by the Agent that CP Rate Loans are not available, prior to the occurrence of an Event of Default, the Borrower or the Servicer in its Borrowing Request may request Interest Periods for Eurodollar Loans from time to time to apply to each Lender’s Eurodollar Loans; provided, however, that (i) at least one Interest Period shall mature on each Settlement Date, and (ii) no Interest Period which began prior to the Scheduled Termination Date shall extend beyond the Scheduled Termination Date.
     While the Agent will use reasonable efforts to accommodate the Borrower’s or the Servicer’s requests for Interest Periods prior to an Event of Default, the Agent shall have the right to subdivide any requested Eurodollar Loan into one or more Eurodollar Loans of different Interest Periods, or, if the requested period is not feasible, to suggest an alternative Interest Period, provided that not less than $1,000,000 of principal may be allocated to any Interest Period of any Lender, and no Alternate Base Rate Loan may have a principal amount of less than $1,000,000.
     The Borrower (or the Servicer on the Borrower’s behalf) may not request an Interest Period for a Eurodollar Loan unless it shall have given the Agent written notice of its desire therefor not later than 12:00 noon (New York City time) at least three (3) Business Days prior to the first day of the desired Interest Period. Accordingly, all Liquidity Fundings shall initially be Alternate Base Rate Loans.
     Unless the Agent shall have received written notice by 12:00 noon (New York City time) on the third Business Day prior to the last day of an Interest Period that the Borrower intends to reduce the aggregate principal amount of the Eurodollar Loans outstanding from the Liquidity Banks, each of the Liquidity Banks shall be entitled to assume that the Borrower desires to refinance its maturing Eurodollar Loans on the last day of such Interest Period with Eurodollar Loans with an Interest Period of one (1) month.
     The Agent acknowledges and agrees that a Borrowing Request shall not be required in connection with the refinancing on the last day of an Interest Period of maturing Eurodollar Loans.
     If the Agent or any Liquidity Bank determines (i) that maintenance of any Eurodollar Loan would violate any applicable law or regulation, (ii) that deposits of a type and maturity appropriate to match fund any of such Liquidity Bank’s Eurodollar Loans are not available or (iii) that the maintenance of any Eurodollar Loans will not adequately and fairly reflect the cost of such Liquidity Bank of funding Eurodollar Loans, then the Agent, upon the direction of such Liquidity Bank, shall suspend the availability of future Eurodollar Loans until such time as the Agent or applicable Liquidity Bank provides notice that the circumstances giving rise to such suspension no longer exist, and, if required by any applicable law or regulation, terminate any outstanding Eurodollar Loan so affected. All Loans allocated to any such terminated Eurodollar Loan shall be reallocated to an Alternative Base Rate Loan.
     Section 2.3. Computation of Concentration Limits and Unpaid Balance. The Obligor Concentration Limits and the aggregate Unpaid Balance of Receivables of each Obligor and its Affiliated Obligors (if any) shall be calculated as if each such Obligor and its Affiliated Obligors were one Obligor.
     Section 2.4. Maximum Interest Rate. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.
     Section 2.5. Payments and Computations, Etc. (a) Payments. The Borrower or the Servicer, as the case may be, shall initiate a wire transfer of immediately available funds of all amounts to be paid or deposited by the Borrower or the Servicer to the Agent or any of the Lenders (other than amounts payable under Section 4.2) no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America to the Agent at its address specified in Schedule 14.2, and, to the extent such payment is for the account of a Lender, the Agent shall promptly disburse such funds to the appropriate Lender.
     (b) Late Payments. To the extent permitted by law, upon demand, the Borrower or the Servicer, as applicable, shall pay to the Agent for the account of each Person to whom payment of any Obligation is due, interest on all amounts not paid or deposited by 2:00 p.m. (New York City time) on the date when due (without taking into account any applicable grace period) at the Default Rate as specified in Section 10.1(a), provided, however, that no such interest rate shall at any time exceed the maximum rate permitted by applicable law.
     (c) Method of Computation. All computations of interest, Servicer’s Fee, any per annum fees payable under Section 4.1 and any other per annum fees payable by the Borrower to the Lenders, the Servicer or the Agent under the Loan Documents shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.
     (d) Avoidance or Recission of Payments. To the maximum extent permitted by applicable law, no payment of any Obligation shall be considered to have been paid if at any time such payment is rescinded or must be returned for any reason.
     Section 2.6. Non-Receipt of Funds by the Agent. Unless a Lender notifies the Agent prior to the date and time on which it is scheduled to fund a Loan that it does not intend to fund, the Agent may assume that such funding will be made and may, but shall not be obligated to, make the amount of such Loan available to the intended recipient in reliance upon such assumption. If such Lender has not in fact funded its Loan proceeds to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.
ARTICLE III
SETTLEMENTS
     Section 3.1. Reporting. (a) Information Packages. On the 15th Business Day after each Cut-Off Date hereafter (each, a “Reporting Date”), the Servicer shall deliver to the Agent, a report in the form of Exhibit 3.1(a) (each, an “Information Package”) accompanied by an electronic file in a form reasonably satisfactory to the Agent; provided, however, that if an Event of Default shall exist and be continuing, the Agent may request that a computation of the Borrowing Base be made more frequently than monthly but no more frequently than once per day.
     (b) Interest; Other Amounts Due. At or before 12:00 noon (New York City time) on the Business Day before each Settlement Date, the Agent shall notify the Borrower and the Servicer of (i) the aggregate principal balance of all Loans made by the Lenders that are then outstanding, and (ii) the aggregate amount of all principal, interest and fees that will be due and payable by the Borrower to the Agent for the account of the Agent or the Lenders on such Settlement Date.
     Section 3.2. Allocations and Distributions.
     (a) Revolving Period. On each day during the Revolving Period, the Servicer shall set aside and hold in trust solely for the account of the Agent, for the benefit of the Agent and the Lenders (or deliver to the Collection Account as required pursuant to Section 7.1(i) hereof), the Percentage Share of all Collections and Deemed Collections received on such day, to the extent required for the payment of any accrued and unpaid Obligations (other than principal) on the next Settlement Date or Interest Payment Date. If at any time Collections are received by the Servicer during the Revolving Period, the Servicer shall (i) set aside such amounts as are required pursuant to the immediately preceding sentence to satisfy all Obligations (including but not limited to interest, fees, principal, increased costs or indemnification payments required hereunder or under any other Transaction Document) and the Servicer’s Fee due or to become due as of the next Settlement Date or Interest Payment Date, as applicable, and (ii) provided clause (i) above has been satisfied, unless otherwise requested by the Borrower, apply the remaining Collections to the purchase of additional Receivables from the Seller under and in accordance with the Purchase and Sale Agreement. On each Settlement Date or Interest Payment Date, as applicable, during the Revolving Period, the Servicer shall remit the amounts set aside above that have not been used for the purchase of additional Receivables, first, to the Lenders in reduction of the Obligations due and owing, and second, to the Servicer, for payment of the Servicer’s Fee then due and owing.
     (b) Termination Date. On each day on and after the Termination Date, the Servicer shall set aside and hold in trust solely for the account of the Agent, for the benefit of the Agent and the Lenders (or delivered to the Collection Account as required pursuant to Section 7.1(i) hereof), the Percentage Share of all Collections received on such day and such Collections shall be remitted as follows on each Settlement Date, or if an Event of Default has occurred, on each other Business Day specified by the Agent (provided the Servicer has been given two (2) Business Days’ prior notice thereof):
     (i) first, to the Lenders (ratably, based on their Ratable Share) until all Loans of, and interest due but not already paid to, the Lenders have been paid in full;
     (ii) second, to the Lenders until all other amounts owed to the Lenders have been paid in full;
     (iii) third, to the Agent until all amounts owed to the Agent have been paid in full;
     (iv) fourth, to any other Person to whom any amounts are owed under the Transaction Documents until all such amounts have been paid in full;
     (v) fifth, to the Servicer until all amounts owed to the Servicer under the Agreement have been paid in full; and
     (vi) sixth, to the Borrower (or as otherwise required by applicable law).
     Section 3.3. Non-Distribution of Servicer’s Fee. Each of the Agent and the Secured Parties hereby consents to the retention by the Servicer of a portion of the Percentage Share of the Collections equal to the Servicer’s Fee (and, if applicable, any invoiced expenses of such Servicer that are due and owing pursuant to Section 8.1(d)) so long as the Collections received by the Servicer are sufficient to pay all amounts pursuant to Section 3.2 of a higher priority as specified in such Section.

     Section 3.4. Deemed Collections. If on any day:
     (a) the Unpaid Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Loan Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or
     (b) the Unpaid Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
     (c) the Unpaid Balance of any Receivable is reduced on account of the obligation of any Loan Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or
     (d) the Unpaid Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Receivable becoming a Defaulted Receivable), or
     (e) any of the representations or warranties of the Borrower set forth in Section 6.1(j), (l) or (p) were not true when made with respect to any Receivable, or any of the representations or warranties of the Borrower set forth in Section 6.1(k) are no longer true with respect to any Receivable, or any Receivable is repurchased by the Seller pursuant to the Purchase and Sale Agreement, then, on such day, the Borrower shall be deemed to have received a Collection of such Receivable (1) in the case of clauses (a)-(d) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and (2) in the case of clause (e) above, in the amount of the Unpaid Balance of such Receivable.
ARTICLE IV
FEES AND YIELD PROTECTION
     Section 4.1. Fees. The Borrower shall pay to the Agent and the Lenders certain fees from time to time in amounts and payable on such dates as are set forth in the Fee Letter (including the Facility Fees, the Program Fees and the Structuring Fee).
     Section 4.2. Yield Protection. If (i) a change to Regulation D or (ii) any Regulatory Change, in either case, occurring after the date hereof:
     (a) shall subject an Affected Party to any tax, duty or other charge with respect to its Obligations or, as applicable, its Commitment or its commitment under any Liquidity Agreement, or shall change the basis of taxation of payments to the Affected Party of any Obligations, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of its Obligations or, as applicable, its Commitment or its commitment under any Liquidity Agreement except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes, or (3) withholding taxes required for payments made to any foreign entity which, at the time such foreign entity issues its Commitment or Liquidity Commitment or becomes an assignee of a Lender hereunder, fails to deliver to the Agent and the Borrower an accurate IRS Form W-8 BEN or W-8 ECI, as applicable; or
     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or
     (c) shall affect the amount of capital required or expected to be maintained by any Affected Party; or
     (d) shall impose any other condition affecting any Obligation owned or funded in whole or in part by any Affected Party, or its rights or obligations, if any, to make Loans or Liquidity Fundings; or
     (e) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;
and the result of any of the foregoing is or would be:
     (x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any Loan, any Liquidity Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) any Agent for continuing its or the Borrower’s relationship with any Affected Party, in each case, in an amount deemed to be material by such Affected Party,
     (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or
     (z) to reduce the rate of return on such Affected Party’s capital as a consequence of its Commitment, its Liquidity Commitment or the Loans made by it to a level below that which such Affected Party could have achieved but for the occurrence of such circumstances, then, within thirty (30) days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such actual additional cost, actual increased cost or actual reduction.

     (f) Each Affected Party will promptly notify the Borrower and the Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.
     (g) In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to the Borrower the above-referenced certificate as to such actual increased cost or actual reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Borrower.
     (h) Each of the Lenders agrees, and will require each Affected Party to agree that, with reasonable promptness after an officer of such Lender or such Affected Party responsible for administering the Transaction Documents becomes aware that it has become an Affected Party under this Section 4.2, is entitled to receive payments under this Section 4.2, or is or has become subject to U.S. withholding taxes payable by any Loan Party in respect of its investment hereunder, it will, to the extent not inconsistent with any internal policy of such Person or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain its commitment or investment hereunder through another branch or office of such Affected Party, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would cause such Person to be an Affected Party under this Section 4.2 would cease to exist, or the additional amounts which would otherwise be required to be paid to such Person pursuant to this Section 4.2 would be reduced, or such withholding taxes would be reduced, and if the making, funding or maintaining of such commitment or investment through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such commitment or investment or the interests of such Person; provided that, such Person will not be obligated to utilize such other lending office pursuant to this Section 4.2 unless the Borrower agrees to pay all incremental expenses incurred by such Person as a result of utilizing such other office as described in clause (i) above. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board which becomes applicable to the Liquidity Banks shall constitute a Regulatory Change subject to this Section 4.2.
     Section 4.3. Funding Losses. In the event that any Lender shall actually incur any actual loss or expense (including any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Loan or any Liquidity Funding, as applicable, or maintain any Loan or Liquidity Funding, as applicable) as a result of (i) any payment of principal with respect to such Lender’s Loan being made on any day other than a Settlement Date or the scheduled last day of an applicable Interest Period with respect thereto, as applicable (it being understood that the foregoing shall not apply to any Alternate Base Rate Loans), or (ii) any Loan not being made in accordance with a request therefor under Section 2.1, then, upon written notice from the Agent to the Borrower and the

Servicer, the Borrower shall pay to the Servicer and the Servicer shall pay to the Agent for the account of such Lender the amount of such actual loss or expense. Such written notice (which notice shall set forth in reasonable detail the basis to the loss or expense and shall include the methodology for calculating, and the calculation of, the amount of such actual loss or expense, in reasonable detail) shall, in the absence of demonstrable error or unreasonable assumption, methodology or allocations, be conclusive and binding upon the Borrower and the Servicer.
     Notwithstanding the foregoing, unless the Agent gives notice to the Borrower and the Servicer that it is obligated to pay an amount pursuant to this Section 4.3 within one year after the date the Lender obtained knowledge of the respective actual loss or expense, then such Lender shall only be entitled to be compensated for such actual loss or expense as are incurred or suffered on or after the date which occurs one year prior to the Agent giving notice to the Borrower and the Servicer unless such loss or expense is incurred on a retroactive basis, in which case, such Lender shall be entitled to be compensated for all loss and expense provided the Agent or such Lender gives notice within one year from the date of such retroactive change. If the Borrower pays any additional amount under this Section 4.3 to a Lender and such Lender determines that it has actually received or realized in connection therewith any refund or any reduction of, or credit against its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that nothing in this Section 4.3 shall require any Lender to (i) seek a Tax Benefit or (ii) disclose any confidential information to the Borrower or Servicer (including, without limitation, its tax returns).
ARTICLE V
CONDITIONS OF ADVANCES
     Section 5.1. Conditions Precedent to Initial Advance. The initial Advance pursuant to this Agreement is subject to the condition precedent that (i) the Borrower or the Originator shall have paid in full (x) all amounts required to be paid by each of them on or prior to the date hereof pursuant to the Fee Letter and (y) the fees and expenses described in Section 14.5(a) and invoiced prior to the date hereof, and (ii) the Agent shall have received, on or before the date of such initial Advance, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Agent:
     (a) This Agreement, the Sale Agreement, the Purchase and Sale Agreement and each of the other Transaction Documents executed by the Originator, the Borrower or the Servicer, as applicable, each duly executed by the parties thereto;
     (b) A certificate of the Secretary or Assistant Secretary or other appropriate officer of each Loan Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Agent and the Lenders may conclusively rely until such time as the Agent shall receive from such Loan Party a revised certificate meeting the requirements of this subsection (b));

     (c) The Certificate of Formation or other organizational documents of each Loan Party, duly certified by the Secretary of State of such Loan Party’s state of incorporation or organization, as of a recent date acceptable to the Agent in each case together with a copy of the limited liability company agreement or other organizational document of such Loan Party, duly certified by the Secretary or an Assistant Secretary of such Loan Party or other appropriate officer;
     (d) Resolutions of the board of managers or other governing body of each Loan Party authorizing its execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other documents evidencing necessary corporate action and government approvals, if any;
     (e) Copies of good standing certificates or similar certificates of existence for each Loan Party, issued by the Secretaries of State of the state of incorporation or organization of such Loan Party and the state where such Loan Party’s principal place of business is located;
     (f) UCC financing statements and/or UCC financing statement amendments satisfactory to the Agent with respect to the Collateral together with written evidence satisfactory to the Agent that the same have been filed or submitted for filing in the appropriate public filing offices(s), in the Agent’s sole discretion, to perfect the Secured Parties’ first priority security interest in the Collateral;
     (g) A signed acknowledgment by the Lockbox Bank, Wachovia and the Servicer of the assignment of the rights under the Lockbox Agreement to the Agent;
     (h) Search reports provided in writing to the Agent (i) listing all effective financing statements that name any Loan Party as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in such other jurisdictions that the Agent shall reasonably request, together with copies of such financing statements, and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;
     (i) The Seller Note, duly executed by the Borrower and the Initial PCA Note, duly executed by the Seller;
     (j) A favorable opinion of counsel to Loan Parties admitted to practice in the State of Illinois, covering the matters set forth in Exhibit 5.1(j);
     (k) Favorable opinions of counsel to Loan Parties, as to:
     (1) the existence of a “true sale” of the Receivables from the Originator to the Seller and from the Seller to the Borrower under the Sale Agreement and the Purchase and Sale Agreement, respectively; and

     (2) the inapplicability of the doctrine of substantive consolidation to the Borrower and the Originator and to the Borrower and the Seller in connection with any bankruptcy proceeding involving any Loan Party;
     (l) A pro forma Information Package, prepared as of the Cut-Off Date of August 31, 2008;
     (m) Satisfactory results of a review and audit of the Originator’s collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Originator’s operating location(s) and satisfactory review and approval of the Eligible Receivables then in existence and a written outside audit report of a financial consultant reasonably acceptable to the Agent as to such matters, in each case, as of a recent date.
     (n) The Liquidity Agreement, in form and substance satisfactory to the Agent, duly executed by the parties thereto;
     (o) With respect to the Performance Guarantor, copies of its most recent reports on SEC Forms 10-K and 10-Q;
     (p) The Fee Letter, together with payment of any and all fees due on or prior to the date of the initial Advance;
     (q) A certificate of an Authorized Officer of each of the Loan Parties certifying that as of the date of the initial Advance, no Event of Default or Unmatured Default exists and is continuing;
     (r) The Assignment Agreement, duly executed by the parties thereto; and
     (s) Such other agreements, instruments, certificates, opinions and other documents as the Agent may reasonably request.
     Section 5.2. Conditions Precedent to All Advances. Each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the applicable Borrowing Date, each of the following statements shall be true (and the Borrower, by accepting the amount of such Advances or by receiving the proceeds of any Loan comprising such Advance, and each other Loan Party, upon such acceptance or receipt by the Borrower, shall be deemed to have certified that):
     (a) the representations and warranties contained in Section 6.1 are accurate in all material respects on and as of the date of such Advance as though made on and as of such day and shall be deemed to have been made on such day,
     (b) no event has occurred and is continuing, or would result from such Advance, that constitutes an Event of Default or Unmatured Default,
     (c) after giving effect to each proposed Advance, (i) the outstanding Loans made by YC SUSI and the Liquidity Banks will not exceed the Allocation Limit, and (ii)

the sum of (x) the aggregate outstanding principal balance of the Advances as of the date of such Advance and (y) the Required Reserves as of such date shall not exceed the Net Pool Balance as of such date.
     (d) the Termination Date shall not have occurred, and
     (e) the Agent shall have timely received an appropriate Borrowing Request in accordance with Section 2.1.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Section 6.1. Representations and Warranties of the Borrower and the Servicer. Each of the Borrower and the Servicer represents and warrants as of the date hereof and as of the date of any subsequent Borrowing Date, as follows:
     (a) Due Organization and Good Standing; Ownership. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation. Performance Guarantor owns, directly or indirectly, all outstanding ownership interests of the Borrower and the Servicer, and all of such ownership interests are fully paid and non-assessable and free and clear of any Liens.
     (b) Due Qualification. It is duly qualified to do business and in good standing in all jurisdictions not covered by Section 6.1(a) in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.
     (c) Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right, and has obtained all necessary licenses and approvals, (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Servicer (or any Affiliate thereof that is acting as a sub-servicer), to service the Receivables and the Related Assets in accordance with this Agreement and the Purchase and Sale Agreement, and (D) in the case of the Borrower, to grant the security interest in the Collateral and borrow the Loans on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of the Borrower, the granting of the security interest described in clause (i)(D) above.
     (d) Title to Receivables; Valid Security Interest. Each Receivable has been acquired by the Borrower from the Seller in accordance with the terms of the Purchase and Sale Agreement, and the Borrower has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable and the Related Assets. Each such Receivable has been transferred to the Borrower free and clear of any Lien except as created hereby. Without limiting the foregoing, there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Borrower’s ownership interest in such Receivable. This Agreement creates a valid security interest in the Collateral in favor of the Agent, for the benefit of the Secured Parties, enforceable against creditors of and purchasers from the Borrower.
     (e) Noncontravention. Its execution, delivery and performance of this Agreement and each other Transaction Document to which it is party do not and will not: (i) contravene the terms of any of its certificate of formation or limited liability company agreement or other appropriate organizational documents; (ii) conflict with or result in a material breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; or (iii) violate any Requirement of Law.
     (f) No Proceedings. There are no actions, suits, labor controversies, proceedings, claims or disputes pending, or to its knowledge, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against it or its Subsidiaries or any of their respective properties which: (i) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to it or its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. No injunction, writ, temporary restraining order or order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. It is generally subject to suit and it does not nor do any of its properties or revenues enjoy any right of immunity from judicial proceedings.
     (g) Enforceability. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).
     (h) Government Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by the Borrower or the Servicer of this Agreement or any other Transaction Document, or the enforcement thereof, except for (i) the filing of the UCC financing statements referred to in Sections 5.1(f), and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in Section 8.5, all of which, at the time required in such Sections, shall have been duly made and shall be in full force and effect.
     (i) Nature of Receivables. Each Receivable constitutes an Account.

     (j) Margin Regulations. Its use of all funds obtained under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.
     (k) Quality of Title. In the case of the Borrower, (i) each Receivable, together with the Related Assets, is owned by the Borrower free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Agent or one of the Secured Parties); (ii) the Agent, on behalf of the Secured Parties, has a valid and perfected first priority security interest in the Collateral; and (iii) no financing statement or other instrument similar in effect covering any portion of the Collateral is on file in any recording office except such as may be filed (A) in favor of the Originator in accordance with the Contracts, (B) in favor of the Seller in accordance with the Sale Agreement (C) in favor of the Borrower and its assigns in connection with the Purchase and Sale Agreement, or (D) in favor of the Agent in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Agent or one of the Secured Parties.
     (l) Accurate Reports. No Information Package (if prepared by the Borrower or the Servicer, or to the extent information therein was supplied by the Borrower or the Servicer), no other information furnished verbally or in writing prior to the date of this Agreement, and no other information, exhibit, financial statement, document, book, record or report furnished or to be furnished in writing after the date of this Agreement, by or on behalf of the Borrower or the Servicer to the Agent or any of the Lenders pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent or the Lenders at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.
     (m) Offices. The principal places of business and chief executive offices of the Servicer and the Borrower are located at the respective addresses set forth on Schedule 14.2, and the offices where the books, records and documents evidencing the Receivables, the related Contracts and all purchase orders and other agreements related to such Receivables are located are specified in Schedule 6.1(m) (or at such other locations, notified to the Agent in accordance with Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).
     (n) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the accounts of the Borrower at such Lock-Box Banks, are specified in Schedule 6.1(n) (or have been notified to and approved by the Agent in accordance with Section 7.3(d)). Each of the Lock-Box Accounts is subject to a Lock-Box Agreement that is in full force and effect.

     (o) Eligible Receivables. Each Receivable included as an Eligible Receivable in the Net Pool Balance in connection with any computation or recomputation of the Borrowing Base is an Eligible Receivable on such date.
     (p) Names. In the past five years, the Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
     (q) Credit and Collection Policy. With respect to each Receivable, each of the Originator, the Borrower and the Servicer has complied in all material respects with the applicable Credit and Collection Policy, and no change has been made to such Credit and Collection Policy since the date of this Agreement which would be reasonably likely to materially and adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables except for such changes as to which each of the Agent have received the notice required under Section 7.2(g) and, to the extent that such change is material, has given its prior written consent thereto (which consent shall not be unreasonably withheld or delayed).
     (r) Payments to Seller. With respect to each Receivable sold to the Borrower by the Seller, the Borrower has given reasonably equivalent value to the Seller in consideration for such Receivable and the Related Assets with respect thereto pursuant to, and in accordance with, the Purchase and Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by the Seller of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§101 et seq.), as amended.
     (s) Not an Investment Company. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.
     (t) Borrowing Base. As of each Borrowing Date, after giving effect to the Loans to be made on such date, the Borrowing Base is at least equal to the aggregate outstanding principal balance of the Advances.
     (u) ERISA. The Borrower is not (and throughout the term of this Agreement will not be), and is not acting on behalf of (and throughout the term of this Agreement will not be acting on behalf of), (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” (within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA) of either of the foregoing, no steps have been taken by the Originator, the Servicer or the Borrower to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined on a termination basis under Title IV of ERISA), no contribution failure has occurred or is expected to occur with respect to any Pension Plan sufficient to give rise to a lien under Section 303(k) of ERISA or Section 430(k) of the Code, no Pension Plan is in “at risk” status within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code, and each Pension Plan has been administered in all material respects in compliance with its terms and applicable law, including, without limitation, applicable provisions of ERISA and the Code.
     (v) Bulk Sales. No transaction contemplated hereby or by the Sale Agreement requires compliance with any bulk sales act or similar law.
     (w) Nonconsolidation. The Borrower is in compliance with each of the covenants set forth in Section 7.4.
ARTICLE VII
GENERAL COVENANTS OF THE BORROWER AND SERVICER
     Section 7.1. Affirmative Covenants of the Borrower and Servicer. From the date hereof until the Final Payout Date, unless the Agent shall otherwise consent in writing:
     (a) Compliance With Laws, Etc. The Borrower and the Servicer will comply with all applicable laws, rules, regulations and orders, including those with respect to the Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.
     (b) Preservation of Corporate Existence. Each of the Borrower and the Servicer will preserve and maintain its limited liability company (or such other entity that may apply to any successor Servicer) existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.
     (c) Audits. The Borrower and the Servicer will (i) at any time and from time to time upon not less than ten (10) Business Days’ notice (unless an Event of Default has occurred and is continuing, in which case no such notice shall be required) during regular business hours, permit the Agent or any of its agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of or accessible to the Borrower or Servicer, as applicable, relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of the Borrower or Servicer, as applicable, for the purpose of examining such materials described in clause (i) (A) next above, and to discuss matters relating to Receivables or the Borrower’s or Servicer’s respective performance hereunder with any of the officers or employees of the Borrower or Servicer, as applicable, having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time upon not less than ten (10) Business Days notice, at the expense of the Borrower or Servicer, as applicable, permit Performance Guarantor’s outside auditors (except as hereinafter provided) or other certified public accountants or auditors acceptable to the Agent to conduct a review of the Borrower’s or Servicer’s respective books and records with respect to the Receivables and Related Assets (each of the reviews described in clause (i) and (ii) hereof, a “Review”); provided, however, that, so long as no Event of Default has occurred and is continuing, (i) each of the Borrower and Servicer shall only be responsible for the costs and expenses of one such Review under this Section or under Section 7.2(h) in any one calendar year and (ii) there shall be no more than two such Reviews under this Section or under Section 7.2(h) in any one calendar year.
     (d) Keeping of Records and Books of Account. Each of the Borrower and the Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Receivables).
     (e) Performance and Compliance with Receivables and Contracts. Each of the Borrower and the Servicer will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Receivables and all agreements related to such Receivables.
     (f) Location of Chief Executive Office. Each of the Borrower and the Servicer will keep its chief place of business and chief executive office, and the offices where records concerning the Receivables and all related Contracts are kept (and all original documents relating thereto), at the address(es) referred to in Section 6.1(m) or, upon 15 days’ prior written notice to the Agent, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.
     (g) Credit and Collection Policies. The Borrower and the Servicer will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contracts.
     (h) Purchase and Sale Agreement. The Borrower will perform and comply in all material respects with all of its covenants and agreements set forth in the Purchase and Sale Agreement, and will enforce the performance by the Seller of its obligations under the Purchase and Sale Agreement.
     (i) Collections. All Obligors shall be instructed to make payments on Receivables directly to a Lock-Box Account which is the subject of a Lock-Box Agreement. If, notwithstanding the foregoing, any Collections are paid directly to the Borrower or the Servicer, the Borrower or the Servicer, as applicable, shall deposit the same (with any necessary endorsements) to such a Lock-Box Account within two (2) Business Days after receipt thereof. Upon demand of the Agent to the extent that the Agent reasonably determines necessary in order to protect the interests of the Agent or the Secured Parties under this Agreement, the Borrower or the Servicer shall establish a segregated account at Bank of America, National Association, which is subject to a perfected security interest in favor of the Agent, for the benefit of the Secured Parties (the “Collection Account”), into which all deposits from time to time in Lock-Box Accounts, and all other Collections, are concentrated pending application in accordance with the terms of this Agreement to the Obligations.
     (j) Further Assurances. The Borrower shall take all necessary action to establish and maintain (i) in favor of the Borrower, a valid and perfected ownership interest in the Receivables and Related Assets (other than books and records evidencing or otherwise relating to any Receivables), and (ii) in favor of the Agent for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Receivables and the Related Assets (other than books and records evidencing or otherwise relating to any Receivables), including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent as the Agent may reasonably request.
     Section 7.2. Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, unless the Agent shall otherwise consent in writing:
     (a) Quarterly Financial Statements. (i) The Borrower will cause the Performance Guarantor to furnish to the Agent as soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of Performance Guarantor, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of Performance Guarantor and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit 7.2 executed by the chief financial officer or treasurer of Performance Guarantor; and (ii) the Borrower will furnish to the Agent, as soon as available and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Borrower, copies of the financial statements of the Borrower, consisting of at least a balance sheet as at the close of such quarter and statements of earnings and changes in cash flows for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, together with a Certificate of Financial Officer in the form attached hereto as Exhibit 7.2 executed by the chief financial officer or treasurer of the Borrower;
     (b) Annual Financial Statements. (i) The Borrower will cause the Performance Guarantor to furnish to the Agent, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Performance Guarantor, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of Performance Guarantor and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by independent public accountants of recognized national standing acceptable to the Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect with respect to any matter related to the Receivables or the collectability of the Receivables) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Performance Guarantor on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied; and (ii) the Borrower will furnish to the Agent, as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, copies of the financial statements of the Borrower, consisting of at least a balance sheet of Borrower for such year and statements of earnings, cash flows and shareholders’ equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit 7.2 executed by the chief financial officer or treasurer of the Borrower;
     (c) Reports to SEC and Exchanges. In addition to the reports required by subsections (a) and (b) next above, promptly upon the Agent’s reasonable request, the Borrower will cause the Performance Guarantor to furnish to the Agent copies of any reports or registration statements that Performance Guarantor files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securityholders;
     (d) ERISA. Promptly after the filing or receiving thereof, the Borrower will furnish to the Agent copies of all Annual Reports (Form 5500 series) with schedules and attachments with respect to each Pension Plan and all reports and notices with respect to any Reportable Event which the Borrower, the Performance Guarantor or any ERISA Affiliate files with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, the Performance Guarantor or any ERISA Affiliate receives from the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the U.S. Department of Labor;
     (e) Events of Default, etc. As soon as possible and in any event within five (5) Business Days after any Responsible Officer of the Borrower obtains knowledge of the occurrence of any Event of Default or any Unmatured Default, the Borrower will furnish to the Agent a written statement of a Responsible Officer of the Borrower setting forth details of such event and the action that the Borrower will take with respect thereto;
     (f) Litigation. As soon as possible and in any event within ten (10) Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, the Borrower will furnish to the Agent notice of (i) any litigation, investigation or proceeding which may exist at any time which would reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development would reasonably be expected to have a Material Adverse Effect;
     (g) Change in Business, Auditors or Credit and Collection Policy. The Borrower will furnish to the Agent prompt written notice of (i) any material change in the character of the Borrower’s business prior to the occurrence of such change and (ii) any change in the outside auditor of the Borrower or the Originator, and the Borrower will provide the Agent with not less than fifteen (15) Business Days’ prior written notice of any material change in the Credit and Collection Policy (together with a copy of such proposed change); and
     (h) Other. Promptly, from time to time, the Borrower will furnish to the Agent such other information, documents, records or reports respecting the Receivables

(including all Records) or the condition or operations, financial or otherwise, of the Borrower as the Agent may from time to time reasonably request in order to protect the interests of the Agent or the Secured Parties under or as contemplated by this Agreement.
     Notwithstanding anything herein to the contrary, as long as the Agent is a party to the Five Year Credit Agreement, the Borrower shall be deemed to be in compliance with Section 7.2(a)(i), 7.2(b)(i) and 7.2(c) to the extent the Performance Guarantor is in compliance with Section 5.01(i) of the Five Year Credit Agreement.
     Section 7.3. Negative Covenants of the Borrower and the Servicer. From the date hereof until the Final Payout Date, without the prior written consent of the Agent:
     (a) Sales, Liens, Etc. (i) The Borrower or the Servicer will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Collateral, or any account to which any Collections are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lock-Box Agreements, set-off rights of any bank at which any such account is maintained), and (ii) the Servicer will not assert any interest in the Receivables, except as the Servicer.
     (b) Extension or Amendment of Receivables. The Borrower or the Servicer will not, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that materially adversely affects the collectibility of any Receivable or any Lender’s rights therein.
     (c) Change in Business or Credit and Collection Policy. The Borrower or the Servicer will not make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Receivables or otherwise materially and adversely affect the interests or remedies of each Lender under this Agreement or any other Transaction Document.
     (d) Change in Payment Instructions to Obligors. Neither the Borrower nor the Servicer will add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.1(n) or, after the Collection Account has been established pursuant to Section 7.1(i), make any material change in its instructions to Obligors regarding payments to be made to the Borrower or the Servicer or payments to be made to any Lock-Box Bank (which shall not include a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank), unless (i) the Agent shall have received prior written notice of such addition, termination or change and (ii) the Agent shall have received duly executed copies of Lock-Box Agreements in a form reasonably acceptable to the Agent with each new Lock-Box Bank.
     (e) Deposits to Lock-Box Accounts and Collection Account. The Borrower will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or the Collection Account, any cash or cash proceeds other than Collections of Receivables.
     (f) Changes to Other Documents. The Borrower will not, without the consent of the Agent, enter into any amendment or modification of, or supplement to, the Purchase and Sale Agreement, the Seller Note, the Borrower’s certificate of formation or the Borrower’s limited liability company agreement.
     (g) Restricted Payments by the Borrower. The Borrower will not:
     (i) declare or pay any distributions in respect of any membership or other equity interest in the Borrower or set aside any funds for any such purpose, unless, in each of the foregoing cases: (A) such distribution is made on, or immediately following, a Settlement Date after payment of all Obligations due and owing on such Settlement Date, and (B) after giving effect to such distribution, the Borrower’s net worth (determined in accordance with GAAP) will be at least $20,000,000; or
     (ii) Make any payment of principal or interest on the Seller Note if any Event of Default exists or would result therefrom or if such payment would result in the Borrower’s having insufficient cash on hand to pay all Obligations that will be due and owing on the next succeeding Settlement Date.
     (h) Borrower Indebtedness. The Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (A) current accounts payable arising in the ordinary course of business and not overdue in an aggregate amount at any time outstanding not to exceed $50,000 (B) Indebtedness incurred in accordance with the Purchase and Sale Agreement and evidenced by the Seller Note and (C) current payables not mentioned in Clause (A) of this subsection (h) and expense reimbursement obligations arising under the Transaction Documents and not overdue.
     (i) Prohibition on Additional Negative Pledges. The Borrower will not enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and the Borrower will not enter into or assume any agreement creating any Lien upon the Seller Note.
     (j) Name Change, Offices. The Borrower will not change its state of organization or its name or identity unless it shall have: (i) given the Agent at least fifteen (15) Business Days’ prior written notice thereof and (ii) prior to effectiveness of such change, delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change.
     (k) Mergers, Consolidations and Acquisitions. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets pursuant to the Purchase and Sale Agreement.
     (l) Disposition of Receivables and Related Assets. Except pursuant to this Agreement, the Borrower or the Servicer will not sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any Receivables or Related Assets.
     (m) Borrowing Base. The Borrower will not request any Advance if, after giving effect thereto, the aggregate outstanding principal balance of the Loans would exceed the Borrowing Base.
     Section 7.4. Separate Corporate Existence of the Borrower. The Borrower hereby acknowledges that the Lenders and the Agent are entering into the transactions contemplated hereby in reliance upon the Borrower’s identity as a legal entity separate from the Performance Guarantor, the Servicer and their other Affiliates. Therefore, the Borrower shall, from the date hereof until the Final Payout Date, take all steps specifically required by this Agreement or reasonably required by the Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of Performance Guarantor or any other Person. Without limiting the foregoing, the Borrower will, from the date hereof until the Final Payout Date, take such actions as shall be required in order that:
     (a) The Borrower will be a limited purpose company whose primary activities are restricted in its organizational documents to purchasing or otherwise acquiring from Seller, owning, holding, granting security interests in the Collateral, entering into agreements for the financing and servicing of the Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
     (b) Not less than one member of the Borrower’s board of managers (the “Independent Manager”) shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder (other than through a mutual fund the investment decisions of which are not controlled by such person), officer, director, employee, affiliate, associate, material supplier or material customer of Performance Guarantor or any of its Affiliates (other than an Affiliate organized with a limited purpose charter for the purpose of acquiring receivables or other financial assets or intangible property). The organizational documents of the Borrower shall provide that (i) at least one member of the Borrower’s board of managers or other similar governing body shall be an Independent Manager, (ii) the Borrower’s board of managers or other similar governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Manager shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an Independent Manager and the provision described in clauses (i)

and (ii) of this paragraph (b) cannot be amended without the prior written consent of the Independent Manager;
     (c) The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Borrower or any Affiliate thereof;
     (d) Any director, employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals and a servicer (which servicer will be fully compensated for its services by payment of the Servicer’s Fee) and any other agent contemplated by the Transaction Documents for the Collateral;
     (e) The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Collateral. The Borrower will pay the Servicer the Servicer’s Fee pursuant hereto. The Borrower will not incur any material indirect or overhead expenses for items shared with Performance Guarantor (or any other Affiliate thereof) which are not reflected in the Servicer’s Fee. To the extent, if any, that the Borrower (or any other Affiliate thereof) shares items of expenses not reflected in the Servicer’s Fee, for legal, auditing and other professional services and directors’ fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Performance Guarantor shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;
     (f) The Borrower’s operating expenses will not be paid by any other Loan Party or other Affiliate of the Borrower;
     (g) The Borrower will have its own stationery;
     (h) The books of account, financial reports and corporate records of the Borrower will be maintained separately from those of Performance Guarantor and each other Affiliate of the Borrower;
     (i) Any financial statements of any Loan Party or Affiliate thereof which are consolidated to include the Borrower will contain detailed notes clearly stating that (A) all of the Borrower’s assets are owned by the Borrower, and (B) the Borrower is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Borrower’s assets prior to any value in the Borrower becoming available to the Borrower’s equity holders; and the accounting records and the published financial statements of the Seller will clearly show that, for accounting purposes, the Receivables and Related Assets have been sold by the Seller to the Borrower;
     (j) The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer and the other Affiliates;

     (k) Each Affiliate of the Borrower will strictly observe corporate formalities in its dealings with the Borrower, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Borrower will not be commingled with those of any of its Affiliates;
     (l) No Affiliate of the Borrower will maintain joint bank accounts with the Borrower or other depository accounts with the Borrower to which any such Affiliate (other than in the Borrower’s or such Affiliate’s existing or future capacity as the Servicer hereunder or under the Purchase and Sale Agreement) has independent access, provided that prior to demand by the Agent pursuant to Section 7.1(i) to establish a segregated Collection Account, Collections may be deposited into general accounts of Performance Guarantor, subject to the obligations of the Servicer hereunder;
     (m) No Affiliate of the Borrower shall, directly or indirectly, name the Borrower or enter into any agreement to name the Borrower as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Borrower;
     (n) Each Affiliate of the Borrower will maintain arm’s length relationships with the Borrower, and each Affiliate of the Borrower that renders or otherwise furnishes services or merchandise to the Borrower will be compensated by the Borrower at market rates for such services or merchandise;
     (o) No Affiliate of the Borrower will be, nor will it hold itself out to be, responsible for the debts of the Borrower or the decisions or actions in respect of the daily business and affairs of the Borrower. Packaging Corporation of America and the Borrower will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;
     (p) The Borrower will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its member(s) and board of managers, and the resolutions, agreements and other instruments of the Borrower will be continuously maintained as official records by the Borrower; and
     (q) Each of the Borrower, on the one hand, and the Seller and the Originator, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing.
ARTICLE VIII
ADMINISTRATION AND COLLECTION
     Section 8.1. Designation of Servicer. (a) Seller as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this Section 8.1. Until the Agent gives to Seller a Successor Notice (as defined in Section 8.1(b)), Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

     (b) Successor Notice; Servicer Transfer Events. Upon Seller’s receipt of a notice from the Agent following a Servicer Transfer Event of the designation of a new Servicer (a “Successor Notice”), Seller agrees that it will terminate its activities as Servicer hereunder in a manner that will facilitate the transition of the performance of such activities to the new Servicer, and the Agent (or the designee of the Agent) shall assume each and all of Seller’s obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Seller shall use its reasonable best efforts to assist the Agent (or the Agent’s designee) in assuming such obligations. Without limiting the foregoing, Seller agrees, at its expense, to take all actions necessary to provide the new Servicer with access to all computer software necessary to generate reports useful in collecting or billing Receivables, solely for use in collecting and billing Receivables. If Seller disputes the occurrence of a Servicer Transfer Event, Seller may take appropriate action to resolve such dispute; provided that Seller must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date specified by the Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Agent reasonably determines, in good faith, that such termination is necessary or advisable to protect the Secured Parties’ interests hereunder.
     (c) Subcontracts. So long as Seller is acting as the Servicer, it may subcontract with the Originator for servicing, administering or collecting all or any portion of the Receivables, provided, however, that no such subcontract shall relieve Seller of its primary liability for performance of its duties as Servicer pursuant to the terms hereof and any such subservicing arrangement may be terminated at the request of the Agent at any time after a Successor Notice has been given. In addition to the foregoing, with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), any Servicer may subcontract with other Persons for servicing, administering or collecting all or any portion of the Receivables, provided, however, that no such subcontract shall relieve such Servicer of its primary liability for performance of its duties as Servicer pursuant to the terms hereof and any such subservicing arrangement may be terminated at the request of the Agent at any time that such Agent reasonably determines that such subservicer is not performing adequately.
     (d) Expense Indemnity after a Servicer Transfer Event. In addition to, and not in lieu of the Servicer’s Fee, if Seller or one of its Affiliates is replaced as Servicer following a Successor Notice, the Borrower shall reimburse the Servicer within ten (10) Business Days after receipt of a written invoice, any and all reasonable costs and expenses (based on then current market prices) of the Servicer incurred in connection with its servicing of the Receivables for the benefit of the Secured Parties.
     Section 8.2. Duties of Servicer.
     (a) Appointment; Duties in General. Each of the Borrower, the Lenders and the Agent hereby appoints as its agent, the Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Receivables, the Related Security and the related Contracts. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and the terms of the Transaction Documents.

     (b) Segregation of Collections. The Servicer shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting the Collections prior to the remittance thereof in accordance with Article III. If the Agent determines in its reasonable judgment that it is necessary or desirable and so instructs the Servicer, the Servicer shall segregate and deposit into the Collection Account Collections not later than the second Business Day following receipt by the Servicer of such Collections in immediately available funds.
     (c) Modification of Receivables. Seller, while it is the Servicer, may, in accordance with the Credit and Collection Policy, so long as no Event of Default and no Unmatured Default shall have occurred and be continuing, extend the maturity as Seller may reasonably determine to be appropriate to maximize Collections thereof or adjust the Unpaid Balance of any Receivable in a manner consistent with the Credit and Collection Policy (although no such extension or adjustment shall alter the status of such Receivable as a Defaulted Receivable or a Delinquent Receivable or, in the case of an adjustment, limit the rights of the Agent or the Lenders under Section 3.4).
     (d) Documents and Records. The Borrower shall deliver to the Servicer, and the Servicer shall hold in trust for the Borrower and the Secured Parties, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Receivables.
     (e) Certain Duties to the Borrower. The Servicer shall, as soon as practicable following receipt, turn over to the Borrower (i) that portion of the Collections which are not required to be turned over to the Agent, less the Servicer’s Fee, and, in the event that neither Seller nor any other Loan Party or Affiliate thereof is the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer’s Fee received by it, and (ii) the collections of any receivable which is not a Receivable. The Servicer, if other than Seller or any other Loan Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all documents, instruments and records in its possession that evidence or relate to Receivables of the Borrower, and copies of documents, instruments and records in its possession that evidence or relate to Receivables.
     (f) Termination. The Servicer’s authorization under this Agreement shall terminate upon the Final Payout Date.
     (g) Power of Attorney. The Borrower hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Borrower or transmitted or received by Lender (whether or not from the Borrower) in connection with any Receivable.

     Section 8.3. Rights of the Agent.
     (a) Notice to Obligors. At any time when an Unmatured Default or Event of Default has occurred and is continuing, the Agent may notify the Obligors of Receivables, or any of them, of its security interest, for the benefit of the Secured Parties, in the Collateral.
     (b) Notice to Lock-Box Banks. At any time after the occurrence of an Unmatured Default or an Event of Default, the Agent is hereby authorized to direct the Servicer, and the Servicer is hereby authorized and directed to comply with such direction, to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Agent of dominion and control over the Lock-Boxes and related Lock-Box Accounts to which the Obligors of Receivables make payments. The Borrower and the Servicer hereby transfer to the Agent, effective when the Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such Lock-Boxes and Lock-Box Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.
     (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Initial Servicer pursuant to Section 8.1:
     (i) The Agent may direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Agent or its designee.
     (ii) The Borrower shall, at the Agent’s request and at the Borrower’s expense, give notice of the Agent’s security interest in the Collateral to each Obligor of Receivables and direct that payments be made directly to the Agent or its designee.
     (iii) The Borrower shall, at the Agent’s request: (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Collateral, or which are otherwise necessary or desirable to collect the Collateral, and make the same available to the successor Servicer at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.
     (iv) The Borrower and the Lenders hereby authorize the Agent and grant to the Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Person’s name and on behalf of such Person which are necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.
     Section 8.4. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding:

     (a) Contracts. The Borrower shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Receivables and under the related agreements to the same extent as if the security interest in the Collateral had not been granted hereunder, and the exercise by the Agent or its designee of its rights hereunder shall not relieve the Borrower from such obligations.
     (b) Limitation of Liability. The Agent and the Lenders shall not have any obligation or liability with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of the Borrower or the Seller thereunder.
     Section 8.5. Further Action Evidencing the Security Interest.
     (a) Further Assurances. The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Agent’s security interest, on behalf of the Secured Parties, in the Collateral, or to enable the Agent or its designee to exercise or enforce any of the Secured Parties’ respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, the Borrower will:
     (i) upon the request of the Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;
     (ii) upon the request of the Agent after the occurrence and during the continuance of an Event of Default, mark conspicuously each Contract evidencing each Receivable constituting chattel paper with a legend, acceptable to the Agent, evidencing its security interest therein pursuant to this Agreement; and
     (iii) mark its master data processing records evidencing the Collateral with a legend, acceptable to the Agent, evidencing that a security interest in the Collateral has been granted pursuant to this Agreement.
     (b) Additional Financing Statements; Continuation Statements; Performance by Agent. The Borrower hereby authorizes the Agent or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising in the name of the Borrower. If the Borrower fails to perform any of its agreements or obligations under this Agreement, the Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Agent or its designee incurred in connection therewith shall be payable by the Borrower as provided in Section 14.5.
     Section 8.6. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Originator, the Seller or the Borrower shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables and, second, to any other indebtedness of such Obligor.
ARTICLE IX
SECURITY INTEREST
     Section 9.1. Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, the Borrower hereby pledges to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower’s right, title and interest now or hereafter existing in, to and under (a) all the Receivables and Related Assets, (b) the Purchase and Sale Agreement and the other Transaction Documents (other than the Initial PCA Note and the Seller Note), and (c) all proceeds of any of the foregoing (collectively, the “Collateral”).
     Section 9.2. Remedies. Upon the occurrence of an Event of Default, the Agent, on behalf of the Secured Parties, shall have, with respect to the Collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Secured Parties or the Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.
     Section 9.3. Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Agent, and the Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to the Borrower such UCC-3 termination statements as may be necessary to terminate the Agent’s security interest in and Lien upon the Collateral, all at the Borrower’s expense. Upon the Final Payout Date, all right, title and interest of the Agent and the Secured Parties in and to the Collateral shall terminate.
     Section 9.4. Limitation on Rights to Collateral Proceeds. Nothing in this Agreement shall entitle the Secured Parties to receive or retain proceeds of the Collateral in excess of the aggregate amount of the Obligations owing to such Secured Party (or to any Indemnified Party claiming through such Secured Party).
ARTICLE X
EVENTS OF DEFAULT
     Section 10.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:
     (a) The Servicer or the Borrower shall fail to make (i) when and as required to be made by it herein, payments of or deposits of any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, payment of any amount of interest, fees or any other Obligations payable hereunder or under any other Transaction Document; provided that any interest, fees or other amounts which are not paid on the due date shall bear interest at the Default Rate after such due date; or

     (b) Any representation or warranty made or deemed to be made by any Loan Party (or any of its officers) under this Agreement or any other Transaction Document or any Information Package or other information, recomputation of the Borrowing Base or other report delivered pursuant hereto shall prove to have been false or incorrect in any material adverse respect when made or deemed to have been made; or
     (c) (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 7.1(e), 7.1(i), 7.2(f), 7.2(g), 7.2(h), 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(f) or 8.2(b); or
     (ii) Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Transaction Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to such Loan Party by the Agent; or
     (d) (i) The Borrower or the Seller shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness of which the aggregate unpaid principal amount is in excess of $10,000, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or
     (ii) Performance Guarantor or any of its Subsidiaries (other than the Borrower) (A) shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than Indebtedness arising under the Five Year Credit Agreement) of which the aggregate unpaid principal amount is in excess of $10,000,000, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) shall fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such (other than Indebtedness arising under the Five Year Credit Agreement) Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or
     (iii) An “Event of Default” under and as defined in the Five Year Credit Agreement shall occur and (i) be continuing for more than twenty (20) consecutive days or (ii) result in the acceleration of any amount payable thereunder; or
     (e) Any Event of Bankruptcy shall occur with respect to the Borrower, the Originator, the Servicer, the Seller or any Significant Subsidiary of any of the aforementioned; or

     (f) At any Cut-off Date, the average Dilution Ratio for the three most recently completed calendar months exceeds 1.25%; or
     (g) At any Cut-off Date, the average Default Ratio for the three most recently completed calendar months exceeds 1.25%; or
     (h) At any Cut-off Date, the average Delinquency Ratio for the three most recently completed calendar months exceeds 2.00%; or
     (i) On any Settlement Date, after giving effect to the payments made under Article II or Article III, the aggregate outstanding principal balance of the Advances exceeds the least of the Borrowing Base, the Aggregate Commitment or the Allocation Limit; or
     (j) [Reserved]; or
     (k) A Change in Control shall occur; or
     (l) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien has had or would reasonably be expected to have a Material Adverse Effect and shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets and such lien would reasonably be expected to have a Material Adverse Effect; or
     (m) The Agent, on behalf of the Secured Parties, for any reason, does not have a valid, perfected first priority security interest in the Receivables or the Related Assets described in clauses (b), (d) or (e) or the definition thereof; or
     (n) (i) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or the Seller involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000 or more, with respect to the Borrower, or $100,000 or more, with respect to the Seller, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof, or any non-monetary judgment, order or decree is entered against the Borrower or the Seller, as applicable, which has had or would reasonably be expected to have a Material Adverse Effect; or
     (ii) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Originator involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof, or any non-monetary judgment, order or decree is entered against the Originator which has had or would reasonably be expected to have a Material Adverse Effect; or
     (o) The Performance Guarantor or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $25,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Performance Guarantor or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or
     (p) The Servicer shall fail to deliver an Information Package when due in accordance with Section 3.1, and such failure shall continue for one (1) Business Day after notice thereof from the Agent.
     Section 10.2. Remedies.
     (a) Optional Amortization. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(e) with respect to the Borrower), the Agent may by notice to the Borrower, declare the Termination Date to have occurred, whereupon the Aggregate Commitment shall terminate and all Collections shall be allocated and distributed pursuant to Section 3.2(b) hereof.
     (b) Automatic Amortization. Upon the occurrence of an Event of Default described in Section 10.1(e) with respect to the Borrower, the Termination Date shall automatically occur and Collections shall be allocated and distributed pursuant to Section 3.2(b) hereof.
     (c) Additional Remedies. Upon the Termination Date pursuant to this Section 10.2, the Aggregate Commitment will terminate, no Loans or Advances thereafter will be made, and the Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided to a secured party under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
ARTICLE XI
THE AGENT
     Section 11.1. Appointment. (a) Each Lender hereby irrevocably designates and appoints Bank of America as its Agent hereunder, and authorizes the Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Liquidity Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent.

     (b) The provisions of this Article XI are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which the Agent or any Lender may have to the Borrower under the other provisions of this Agreement.
     (c) In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of their respective successors and assigns.
     Section 11.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     Section 11.3. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 11.2 under or in connection with this Agreement (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent. The Agent shall not be under any obligation to any Lender or Liquidity Bank to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. This Section 11.3 is intended solely to govern the relationship between each Agent, on the one hand, and the Lenders and their respective Liquidity Banks, on the other.
     Section 11.4. Reliance by Agent.
     (a) The Agent shall in all cases be entitled to rely, and shall be fully protected in relying upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of the Lenders and Liquidity Banks as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by the Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.
     (b) Any action taken by the Agent in accordance with Section 11.4(a) shall be binding upon all Lenders.
     Section 11.5. Notice of Events of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Default unless the Agent has received notice from a Lender, a Liquidity Bank or a Loan Party referring to this Agreement, stating that an Event of Default or Unmatured Default has occurred hereunder and describing such Event of Default or Unmatured Default. In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders and Liquidity Banks. The Agent shall take such action with respect to such Event of Default or Unmatured Default as shall be directed by the Majority Lenders.
     Section 11.6. Non-Reliance on Agent and Other Lenders. Each of the Lenders expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent. Each of the Lenders also represents and warrants to the Agent and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon the Agent or any other Liquidity Bank or Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Neither of the Agent nor any of the Lenders, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that the Agent shall promptly distribute to the Lenders and the Liquidity Banks, copies of financial and other information expressly provided to the Agent by the Borrower pursuant to this Agreement for distribution to the Lenders.
     Section 11.7. Indemnification of Agent. Each Liquidity Bank agrees to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with their respective Ratable Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent in its capacity as such or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).
     Section 11.8. Agent in its Individual Capacity. The Agent in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and their Affiliates as though it were not the Agent hereunder. With respect to its Loans, if any, pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.
     Section 11.9. Successor Agent. The Agent, upon five (5) days’ notice to the Borrower and the Lenders, may voluntarily resign at any time; provided, however, that Bank of America shall not voluntarily resign as the Agent so long as any of the Liquidity Banks’ respective Commitments remain in effect or YC SUSI has any outstanding Loans hereunder. If the Agent (other than Bank of America) shall voluntarily resign, then the Majority Lenders during such five-day period shall appoint, from amongst the remaining Lenders, a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term “Agent” shall mean such successor agent, effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. Upon replacement of any Agent in accordance with this Section 11.9, the retiring Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Agent. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
     Section 11.10. Agent’s Conflict Waivers. Bank of America acts, or may in the future act, (i) as administrative agent for YC SUSI, (ii) as issuing and paying agent for YC SUSI’s Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for YC SUSI’s Commercial Paper Notes and (iv) to provide other services from time to time for YC SUSI (collectively, the “Bank of America Roles”). Without limiting the generality of Sections 11.1 and 11.8, each Agent, Lender and Liquidity Bank hereby acknowledges and consents to any and all Bank of America Roles and agrees that in connection with any Bank of America Role, Bank of America may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for YC SUSI, the giving of notice to the Liquidity Banks of a mandatory purchase pursuant to the Liquidity Agreement, and hereby acknowledges that neither Bank of America nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than YC SUSI) or to any of the Liquidity Banks arising out of any Bank of America Roles.

     Section 11.11. UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Agent other than those expressly and specifically undertaken in accordance with this Article XI.
ARTICLE XII
ASSIGNMENTS AND PARTICIPATIONS
     Section 12.1. Restrictions on Assignments, etc. (a) Neither the Borrower nor the Servicer may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Agent; provided, however, that the foregoing shall not be deemed to restrict Seller’s right, prior to delivery of a Successor Notice, to delegate its duties as Servicer to the Originator, provided that Seller shall remain primarily liable for the performance or non-performance of such duties.
     (b) YC SUSI may, at any time, assign all or any portion of a Loan, or sell participations therein, to the Liquidity Banks (or to the Agent for the ratable benefit of the Liquidity Banks). In addition, YC SUSI may assign all or a portion of its rights and obligations hereunder to another Person if such Person (i) is a corporation whose principal business is the financing of financial assets, (ii) has Bank of America as its administrative agent and (iii) issues commercial paper with credit ratings substantially identical to the ratings applicable to the commercial paper of YC SUSI. YC SUSI shall promptly notify each party hereto of any such assignment.
     (c) In addition to, and not in limitation of, assignments and participations described in Section 12.1(b):
     (i) in the event that any Liquidity Bank becomes a Downgraded Liquidity Bank, such Downgraded Liquidity Bank shall give prompt written notice of its Downgrading Event to the Agent and to the Borrower, whereupon the Agent may identify an Eligible Assignee acceptable to the Borrower (which acceptance shall not be unreasonably withheld or delayed) and the Downgraded Liquidity Bank shall promptly assign its rights and obligations to the Eligible Assignee designated by the Agent against payment in full of its Obligations;
     (ii) each of the Lenders may assign all or any portion of its Loans and, if applicable, its Commitment under this Agreement to any Eligible Assignee acceptable to the Borrower (which acceptance shall not be unreasonably withheld or delayed); and
     (iii) each of the Lenders may sell participations in all or any portion of their respective rights and obligations in, to and under the Transaction Documents and the Obligations in accordance with Sections 12.2 and 14.7.

     Section 12.2. Rights of Assignees and Participants. (a) Upon the assignment by a Lender in accordance with Section 12.1(b) or (c), the Eligible Assignee(s) acceptable to the Borrower receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Obligations (or such portion thereof as has been assigned).
     (b) In no event will the sale of any participation interest in any Lender’s or any Eligible Assignee’s rights under the Transaction Documents or in the Obligations relieve the seller of such participation of its obligations, if any, hereunder or, if applicable, under the applicable Liquidity Agreement.
     Section 12.3. Terms and Evidence of Assignment. Any assignment to any Eligible Assignee(s) pursuant to Section 12.1(b) or 12.1(c) shall be upon such terms and conditions as the assigning Lender and the Agent, on the one hand, and the Eligible Assignee, on the other, may mutually agree, and shall be evidenced by such instrument(s) or document(s) as may be satisfactory to such Lender, the Agent and the Eligible Assignee(s). Any assignment made in accordance with the terms of the Article XII shall relieve the assigning Lender of its obligations, if any, under this Agreement (and, if applicable, the Liquidity Agreement) to the extent assigned.
ARTICLE XIII
INDEMNIFICATION
     Section 13.1. Indemnities by the Borrower.
     (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Agent, each of the Lenders, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each, an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees, disbursements and settlement costs (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to the Transaction Documents, the Obligations or the Collateral, excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor, (iii) Indemnified Amounts that represent taxes based upon, or measured by, net income, or changes in the rate of tax or as determined by reference to the overall net income, of such Indemnified Party, (iv) Indemnified Amounts that represent franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes or (v) Indemnified Amounts that represent withholding taxes required for payments made to any foreign entity which, at the time such foreign entity issues its Commitment or Liquidity Commitment or becomes an assignee of a Lender hereunder, fails to deliver to the Agent and the Borrower an accurate IRS Form W-8 BEN or W-8 ECI, as applicable. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

     (A) the creation of any Lien on, or transfer by any Loan Party of any interest in, the Collateral other than the sale of Receivables and related property by the Originator to the Seller pursuant to the Sale Agreement and by the Seller to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Agent pursuant to Section 9.1;
     (B) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of any Loan Party pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be;
     (C) the failure by any Loan Party to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;
     (D) the failure to vest and maintain vested in the Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral, free and clear of any other Lien, other than a Lien arising solely as a result of an act of one of the Secured Parties, now or at any time thereafter;
     (E) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral;
     (F) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services;
     (G) any matter described in Section 3.4;
     (H) any failure of any Loan Party, as the Borrower, the Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;
     (I) any products liability claim or any claim of breach by any Loan Party of any related Contract with respect to any Receivable;
     (J) any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Agent’s security interest in the Collateral;
     (K) the commingling of Collections of Receivables at any time with other funds;

     (L) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of any Loan, the security interest in the Receivables and Related Assets or any other investigation, litigation or proceeding relating to the Borrower, the Seller or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby (other than an investigation, litigation or proceeding (1) relating to a dispute solely amongst the Lenders (or certain Lenders) and the Agent or (2) excluded by this Section 13.1(a));
     (M) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
     (N) the occurrence of any Event of Default of the type described in Section 10.1(e); or
     (O) any loss incurred by any of the Secured Parties as a result of the inclusion in the Borrowing Base of (i) Receivables owing from any single Obligor and its Affiliated Obligors which causes the aggregate Unpaid Balance of all such Receivables to exceed the applicable Obligor Concentration Limit or (ii) Receivables in excess of the Extended Term Concentration Limit.
     (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Loan Party under Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Borrower and the Borrower shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.
     (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
     Section 13.2. Indemnities by Servicer. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the

Servicer’s performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Servicer (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of the Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) as recourse for Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor, (c) that represent taxes based upon, or measured by, net income, of changes in the rate of tax or as determined by reference to the overall net income, of such Indemnified Party, (d) that represent franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes or (e) that represent withholding taxes required for payments made to any foreign entity which, at the time such foreign entity issues its Commitment or Liquidity Commitment or becomes an assignee of a Lender hereunder, fails to deliver to the Agent and the Borrower an accurate IRS Form W-8 BEN or W-8 ECI, as applicable.
     If for any reason the indemnification provided above in this Section 13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
ARTICLE XIV
MISCELLANEOUS
     Section 14.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Borrower acknowledges that, before entering into such an amendment or granting such a waiver or consent, the Agent will be required to obtain the approval of the Lenders and the Liquidity Banks.
     Section 14.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
     Section 14.3. No Waiver; Remedies. No failure on the part of any Agent or any of the Secured Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of the Agent, the Lenders and the Liquidity Banks is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply to payment of any Obligations that are then due and owing any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Borrower.
     Section 14.4. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.
     Section 14.5. Costs, Expenses and Taxes. In addition to its obligations under the other provisions of this Agreement, the Borrower agrees to pay or to cause the Originator to pay:
     (a) Within fifteen (15) Business Days after receipt of a written invoice therefor: all reasonable out-of-pocket costs and expenses incurred by the Agent, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement (subject to the limitations set forth in the Fee Letter), or (ii) the administration of the Transaction Documents prior to an Event of Default, in each case including, without limitation, (A) the reasonable fees and expenses of a single law firm acting as counsel to the Agent and the Lenders incurred in connection with any of the foregoing, and (B) subject to the limitations set forth in the Fee Letter and in Section 7.1(c), the reasonable fees and expenses of independent accountants incurred in connection with any review of any Loan Party’s books and records either prior to or after the execution and delivery hereof;
     (b) within fifteen (15) Business Days after receipt of a written invoice therefor: all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of counsel, independent accountants, rating agencies and due diligence) incurred by each of the Lenders, the Agent and the Liquidity Banks in connection with the negotiation, preparation, execution and delivery of any amendment or consent to, or waiver of, any provision of the Transaction Documents which is requested or proposed by any Loan Party (whether or not consummated), the administration of the Transaction Documents following an Event of Default (or following a waiver of or consent to any Event of Default), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and (ii) the reasonable fees and expenses of independent accountants incurred in connection with any review of any Loan Party’s books and records or valuation of the Receivables and Related Assets; and
     (c) upon demand: all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Borrower agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).
     Section 14.6. No Proceedings. Each of the parties hereto hereby agrees that it will not institute against the Borrower or YC SUSI, or join any Person in instituting against the Borrower or YC SUSI, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes or other senior Indebtedness issued by YC SUSI shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes or other senior Indebtedness shall have been outstanding.
     Section 14.7. Confidentiality Provisions.
     (a) Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Originator, the Borrower and the Servicer hereto and their respective businesses obtained by them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors, credit enhancers to YC SUSI (including the directors, officers, external accountants, and attorneys of such credit enhancers) and the agents or advisors of such Persons (“Excepted Persons”) who have a need to know such information; provided that each Excepted Person shall be advised by the party disclosing such information of the confidential nature of the information being disclosed, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by applicable law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents; provided that the Persons permitted to make such disclosures under clauses (iii) and (iv) shall also include credit enhancers to YC SUSI. It is understood that the financial terms that may not be disclosed except in compliance with this

Section 14.7(a) include, without limitation, all fees and other pricing terms, and all Events of Default and priority of payment provisions.
     (b) Notwithstanding anything herein to the contrary, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Lenders or the Secured Parties by each other, (ii) by the Agent or the Lenders to any prospective or actual assignee or participant of any of them or (iii) by the Agent, the Liquidity Bank or a Lender to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants, advisors, and attorneys or any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Agent, the Lenders and the credit enhancers to YC SUSI may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
     (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the respective business of the Originator, the Servicer, the Borrower, YC SUSI or the Lenders or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Originator, the Servicer, the Borrower, YC SUSI or the Lenders or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or the Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Originator, the Servicer, the Borrower, YC SUSI or the Lenders having a need to know the same; provided that the Originator, the Servicer, the Borrower, YC SUSI or the Lenders advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Borrower or Servicer.
     Section 14.8. [Reserved]
     Section 14.9. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
     Section 14.10. Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     Section 14.11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTEREST OF THE AGENT, ON BEHALF OF THE SECURED PARTIES, IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
     Section 14.12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.
     Section 14.13. Consent to Jurisdiction; Waiver of Immunities. EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:
     (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF AN ACTION OR PROCEEDING IN SUCH COURTS.
     (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.
     Section 14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
     Section 14.15. No Recourse Against Other Parties. The several obligations of the Lenders under this Agreement are solely the corporate obligations of such Lender. No recourse shall be had for the payment of any amount owing by such Lender under this Agreement or for the payment by such Lender of any fee in respect hereof or any other obligation or claim of or against such Lender arising out of or based upon this Agreement, against any employee, officer, director, incorporator or stockholder of such Lender. Each of the Borrower, the Servicer and the Agent agrees that YC SUSI shall be liable for any claims that such party may have against YC SUSI only to the extent YC SUSI has excess funds and to the extent such assets are insufficient to satisfy the obligations of YC SUSI hereunder, YC SUSI shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against YC SUSI. Any and all claims against YC SUSI or the Agent shall be subordinate to the claims against such Persons of the holders of Commercial Paper Notes and the Liquidity Banks.
     Section 14.16. Amendment and Restatement. (a) On the date hereof, the Original Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement but the indebtedness evidenced thereby shall neither be cancelled nor extinguished and the amounts funded by YC SUSI to Wachovia in accordance with the Assignment Agreement shall be deemed a Loan hereunder in all respects. The parties hereto hereby (i) acknowledge and agree that the Liens granted under the Original Credit Agreement securing the payment of such indebtedness are in all respects continuing and in full force and effect, secure the payment of such indebtedness and from and after the date hereof shall secure the obligations under this Agreement in addition to such indebtedness and (ii) fully and unconditionally ratify and affirm all Transaction Documents.
     (b) On and after the date hereof, (i) each reference in the Transaction Documents to the “Credit and Security Agreement”, “thereunder”, “thereof” or similar words referring to this Agreement shall mean and be a reference to this Agreement as amended and restated hereby and (ii) each reference in the Transaction Documents to the “Obligations” shall mean and be a reference to the Obligations as defined in this Agreement.
ARTICLE XV
ADDITIONAL LIQUIDITY BANK PROVISIONS
     Section 15.1. Assignment to Liquidity Banks.
     (a) Assignment Amounts. At any time on or prior to the Conduit Investment Termination Date, if the administrator for YC SUSI (the “Administrator”) so elects, by written notice to the Agent, the Borrower hereby irrevocably requests and directs that YC SUSI assign, and YC SUSI does hereby assign effective on the Assignment Date referred to below all or such portions as may be elected by YC SUSI of its interest in the Obligations at such time to the Liquidity Banks pursuant to this Section 15.1 and the Borrower hereby agrees to pay the amounts described in Section 15.1(b) within two (2) Business Days of its receipt of a notice thereof specifying the amounts owed pursuant thereto; provided that unless such assignment is an assignment of all of YC SUSI’s interest in the Obligations in whole on or after the Conduit Investment Termination Date, no such assignment shall take place pursuant to this Section 15.1 if an Event of Default described in Section 10.1(e) shall then exist; and provided further that no such assignment shall take place pursuant to this Section 15.1 at a time when an Event of Bankruptcy with respect to YC SUSI exists. No further documentation or action on the part of

YC SUSI or the Borrower shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by YC SUSI referred to in such sentence and the delivery by YC SUSI of a copy of such notice to each Liquidity Bank (the date of the receipt of any such notice being the “Assignment Date”). Each Liquidity Bank hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to YC SUSI in immediately available funds to an account designated by YC SUSI. Upon payment of its Assignment Amount, each Liquidity Bank shall acquire an interest in the Obligations equal to its pro rata share (based on the outstanding portions of the Obligations funded by it) of the assigned portion of the Obligations. At all times after the Conduit Investment Termination Date, YC SUSI shall cease to make any additional Loans hereunder. At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent YC SUSI from making subsequent Loans hereunder, in its sole discretion, following any assignment pursuant to this Section 15.1 or from making more than one assignment pursuant to this Section 15.1.
     (b) Borrower’s Obligation to Pay Certain Amounts; Additional Assignment Amount. The Borrower shall pay to the Administrator, for the account of YC SUSI, in connection with any assignment by YC SUSI to a Liquidity Bank pursuant to this Section 15.1, an aggregate amount equal to all interest and fees to accrue up to but not including the effective date of such assignment to the extent attributable to the portion of the Obligations so assigned to the Liquidity Banks (which interest shall be determined for such purpose using the CP Costs most recently determined by the Administrator) (as determined immediately prior to giving effect to such assignment), plus all other Obligations then due and owing to YC SUSI (other than any interest not described above) related to the portion of the Obligations so assigned to the Liquidity Banks. If the Borrower fails to make payment of such amounts at or prior to the time of assignment by YC SUSI to a Liquidity Bank, such amount shall be paid by such Liquidity Bank to YC SUSI as additional consideration for the interests assigned to such Liquidity Bank and the amount of the “Obligations” hereunder held by such Liquidity Bank shall be increased by an amount equal to the additional amount so paid by such Liquidity Bank and such Obligations shall no longer be owed to YC SUSI.
     (c) Administration of Agreement after Assignment from YC SUSI to the Liquidity Banks following the Conduit Investment Termination Date. After any assignment in whole by YC SUSI to the Liquidity Banks pursuant to this Section 15.1 at any time on or after the related Conduit Investment Termination Date (and the payment of all amounts owing to YC SUSI in connection therewith), all rights of the Administrator set forth herein shall be given to the Agent on behalf of the applicable Liquidity Bank instead of the Administrator.
     (d) Payments to Agent’s Account. After any assignment in whole by a YC SUSI to the Liquidity Banks pursuant to this Section 15.1 at any time on or after the related Conduit Investment Termination Date, all payments to be made hereunder by the Borrower or the Servicer to YC SUSI shall be made to the Agent’s account as such account shall have been notified to the Borrower and the Servicer.
     (e) Recovery of Obligations. In the event that the aggregate of the Assignment Amounts paid by the Liquidity Banks pursuant to this Section 15.1 on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the Obligations of YC SUSI on such Assignment Date, then to the extent Collections thereafter received by the Agent and the Liquidity Banks hereunder in respect of the Obligations exceed the aggregate of the unrecovered Assignment Amounts and Obligations funded by such Liquidity Banks, such excess shall be remitted by the Liquidity Banks to YC SUSI (or to the Administrator on its behalf) for the account of YC SUSI.
     Section 15.2. Downgrade of Liquidity Bank.
     (a) Downgrades Generally. If at any time on or prior to the Conduit Investment Termination Date, the short term debt rating of any Liquidity Bank shall be “A-2” or “P-2” from S&P or Moody’s, respectively, with negative credit implications, such Liquidity Bank, upon request of the Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2” from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to YC SUSI and the Agent). If the short term debt rating of a Liquidity Bank shall be “A-3” or “P-3”, or lower, from S&P or Moody’s, respectively (or such rating shall have been withdrawn by S&P or Moody’s), such Liquidity Bank, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” or “P-2”, from S&P or Moody’s, respectively, and which shall not be so rated with negative credit implications and which is acceptable to YC SUSI and the Agent). In either such case, if any such Liquidity Bank shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the “Required Downgrade Assignment Period”), the Agent on behalf of YC SUSI shall have the right to require such Liquidity Bank to pay upon one (1) Business Day’s notice at any time after the Required Downgrade Assignment Period (and each such Liquidity Bank hereby agrees in such event to pay within such time) to the Agent an amount equal to such Liquidity Bank’s unused Commitment (a “Downgrade Draw”) for deposit by the Agent into an account, in the name of the Agent (a “Downgrade Collateral Account”), which shall be in satisfaction of such Liquidity Bank’s obligations to make Loans and to pay its Assignment Amount upon an assignment from YC SUSI in accordance with Section 15.1; provided that if, during the Required Downgrade Assignment Period, such Liquidity Bank delivers a written notice to the Agent of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Liquidity Bank will not be required to fund such Downgrade Draw. If any Liquidity Bank gives the Agent such notice, then such Liquidity Bank shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to the Agent a direct pay irrevocable letter of credit in favor of the Agent in an amount equal to the unused portion of such Liquidity Bank’s Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody’s are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper of YC SUSI and (ii) that is acceptable to YC SUSI and the Agent. Such letter of credit shall provide that the Agent may draw thereon for payment of any Loan or Assignment Amount payable by such Liquidity Bank which is not paid hereunder when required, shall expire no earlier than the related Conduit Investment Termination Date and shall otherwise be in form and substance acceptable to the Agent.

     (b) Application of Funds in Downgrade Collateral Account. If any Liquidity Bank shall be required pursuant to Section 15.2(a) to fund a Downgrade Draw, then the Agent shall apply the monies in the Downgrade Collateral Account applicable to such Liquidity Bank’s share of Loans required to be made by the Liquidity Banks and to any Assignment Amount payable by such Liquidity Bank pursuant to Section 15.1 at the times, in the manner and subject to the conditions precedent set forth in this Agreement. The deposit of monies in such Downgrade Collateral Account by any Liquidity Bank shall not constitute a Loan or the payment of any Assignment Amount (and such Liquidity Bank shall not be entitled to interest on such monies except as provided below in this Section 15.2(b), unless and until (and then only to the extent that) such monies are used to fund Loans or to pay any Assignment Amount. The amount on deposit in such Downgrade Collateral Account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Liquidity Bank, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided below in this subsection, Collections received by the Agent in respect of such Liquidity Bank’s portion of the Obligations shall be deposited in the Downgrade Collateral Account for such Liquidity Bank. Amounts on deposit in such Downgrade Collateral Account shall be released to such Liquidity Bank (or the stated amount of the letter of credit delivered by such Liquidity Bank pursuant to subsection (a) above may be reduced) within one (1) Business Day after each Settlement Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Lenders on such Settlement Date, the amount on deposit in such Downgrade Collateral Account would exceed such Liquidity Bank’s pro rata share (determined as of the day prior to the Termination Date) of the sum of all Loans then funded by YC SUSI, plus the Interest Component. All amounts remaining in such Downgrade Collateral Account shall be released to such Liquidity Bank no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such Liquidity Bank or removal of such Liquidity Bank as a party to this Agreement, (ii) the date on which such Liquidity Bank shall furnish the Agent with confirmation that such Liquidity Bank shall have short-term debt ratings of at least “A-2” or “P-2” from S&P and Moody’s, respectively, without negative credit implications, and (iii) the Conduit Investment Termination Date. Nothing in this Section 15.2 shall affect or diminish in any way any such downgraded Liquidity Bank’s Commitment to the Borrower or YC SUSI or such downgraded Liquidity Bank’s other obligations and liabilities hereunder and under the other Transaction Documents.
     (c) Liquidity Agreement Downgrade Provisions. Notwithstanding the other provisions of this Section 15.2, a Liquidity Bank shall not be required to make a Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 15.2(a) at a time when such Liquidity Bank has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to the Liquidity Agreement relating to the transactions contemplated by this Agreement to which it is a party in an amount at least equal to its unused Commitment, and the Agent may apply monies in such downgrade collateral account in the manner described in Section 15.2(b) as if such downgrade collateral account were a Downgrade Collateral Account.
[Remainder of Page Intentionally Left Blank
Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:	PACKAGING RECEIVABLES COMPANY, LLC

	By:	/s/ DARLA J. OLIVIER

Name: Darla J. Olivier
Title: Secretary

SERVICER:	PACKAGING CREDIT COMPANY, LLC

	By:	/s/ DARLA J. OLIVIER

Name: Darla J. Olivier
Title: Secretary
Amended and Restated Credit and Security Agreement

AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION,
as Agent

	By:	/s/ STEVEN MAYSONET

Name: Steven Maysonet
Title: Vice President

LENDERS:	YC SUSI TRUST,
as a Lender

	By:	Bank of America, National Association, its attorney-in-fact

	By:	/s/ STEVEN MAYSONET

Name: Steven Maysonet
Title: Vice President

Initial Commitment: not applicable

BANK OF AMERICA, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ STEVEN MAYSONET

Name: Steven Maysonet
Title: Vice President

Initial Commitment: $150,000,000
Amended and Restated Credit and Security Agreement

ANNEX A
DEFINITIONS
     A. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:
     “Account” shall have the meaning specified in Section 9-106 of the UCC.
     “Adjusted Dilution Ratio” at any time means the 12-month rolling average of the Dilution Ratio for the twelve (12) Settlement Periods then most recently ended.
     “Administrator” has the meaning set forth in Section 15.1.
     “Advance” means a borrowing hereunder consisting of the aggregate amount of the Loans made on the same Borrowing Date.
     “Affected Party” means each of the Lenders and the Agent.
     “Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
     “Affiliated Obligor” in relation to any Obligor means an Obligor that is an Affiliate of such Obligor.
     “Agent” has the meaning provided in the preamble of this Agreement.
     “Aggregate Commitment” means the aggregate of the Commitments of the Liquidity Banks, as reduced or increased from time to time pursuant to the terms hereof.
     “Agreement” means this Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.
     “Allied Signal Receivable” means a Receivable, the Obligor of which is Allied Signal, Inc. or any Affiliate thereof.
     “Allocation Limit” has the meaning set forth in Section 1.1.
     “Alternate Base Rate” means for any day, the rate per annum equal to the higher as of such day of (i) the Base Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Base Rate or the Federal Funds Rate shall be effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Bank of America in connection with extensions of credit.

     “Alternate Base Rate Loan” means a Loan which bears interest at the Alternate Base Rate or the Default Rate.
     “Article” means an article of this Agreement unless another document is specifically referenced.
     “Assignment Agreement” has the meaning set forth in the preamble of this Agreement.
     “Assignment Amount” means, with respect to a Liquidity Bank at the time of any assignment pursuant to Section 15.1, an amount equal to the least of (a) such Liquidity Bank’s pro rata share of the Obligations requested by YC SUSI to be assigned at such time; (b) such Liquidity Bank’s unused Commitment (minus the unrecovered principal amount of such Liquidity Bank’s investment in the Obligations pursuant to the Liquidity Agreement to which it is a party); and (c) in the case of an assignment on or after the applicable Conduit Investment Termination Date, an amount equal the sum of such Liquidity Bank’s pro rata share of (i) the aggregate Unpaid Balance of the Receivables (other than Defaulted Receivables), plus (ii) all Collections received by the Servicer but not yet remitted by the Servicer to the Agent, plus (iii) any amounts in respect of Deemed Collections required to be paid by the Borrower at such time.
     “Assignment Date” has the meaning set forth in Section 15.1.
     “Bank of America” has the meaning set forth in the preamble of this Agreement.
     “Bank of America Roles” has the meaning set forth in Section 11.10(a).
     “Bank Rate Spread” has the meaning provided in the Fee Letter.
     “Base Rate” means the rate of interest per annum publicly announced from time to time by Bank of America as its “prime rate”. (The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Blue Ridge” has the meaning provided in the preamble of this Agreement.
     “Borrower” has the meaning provided in the preamble of this Agreement.
     “Borrower Information” has the meaning set forth in Section 14.7(a).
     “Borrower Information Provider” has the meaning set forth in Section 14.7(a).
     “Borrowing Base” means, on any date of determination, the amount determined by reference to the following formula:

(NPB - RR) - EDC

where:

NPB	=	the Net Pool Balance as of the most recent Cut-Off Date occurring at least seven (7) Business Days prior to such date of determination;

RR	=	the Required Reserve as of the most recent Cut-Off Date occurring at least seven (7) Business Days prior to such date of determination; and

EDC	=	Deemed Collections that have occurred since the most recent Cut-Off Date occurring at least seven (7) Business Days prior to such date of determination to the extent such Deemed Collections exceed the Dilution Reserve.
     “Borrowing Date” means a date on which an Advance is made hereunder.
     “Borrowing Request” is defined in Section 2.1.
     “Business Day” means (i) any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and (ii) if the applicable Business Day relates to any computation or payment to be made with respect to the Eurodollar Rate (Reserve Adjusted), any day on which dealings in dollar deposits are carried on in the London interbank market.
     “Capital Lease Obligation” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
     “Change in Control” means:
     (a) the failure of Performance Guarantor to own (directly or through one or more of its wholly-owned Subsidiaries) 100% of the membership interests of the Borrower or Seller; or
     (b) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of voting stock (or other securities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of the Performance Guarantor; or (ii) during any period of up to twelve (12) consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such twelve-month period were directors of the Performance Guarantor shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Performance Guarantor (except to the extent that individuals who at the beginning of such twelve-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Performance Guarantor or (y) nominated for election by a majority of the remaining members of the board of the directors of the Performance Guarantor and thereafter elected as directors by the shareholders of the Performance Guarantor); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Performance Guarantor; or (iv) a “Change in Control” or similar event shall occur as provided in any instrument or agreement governing Indebtedness of the Performance Guarantor, to the extent the outstanding principal amount of the Indebtedness outstanding thereunder exceeds $25,000,000.
     “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
     “Collateral” has the meaning set forth in Section 9.1.
     “Collection Account” has the meaning set forth in Section 7.1(i).
     “Collections” means all funds which either (i) are received by the Borrower, the Seller, the Originator or the Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that the Borrower, the Seller, the Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (ii) are Deemed Collections.
     “Commercial Paper Notes” shall mean the commercial paper promissory notes, if any, issued by or on behalf of YC SUSI that fund any CP Rate Loan.
     “Commitment” means, for each Liquidity Bank, its obligation to make Loans not exceeding the amount set forth opposite its signature to the Agreement, as such amount may be modified from time to time pursuant to the terms hereof.
     “Commitment Increase Request” has the meaning set forth in Section 1.7.
     “Commitment Reduction Notice” has the meaning set forth in Section 1.6.
     “Conduit Investment Termination Date” means the date of delivery by YC SUSI to the Borrower of written notice that it elects, in its sole discretion, to permanently cease to fund Loans hereunder.
     “Contract” means with respect to any Receivable, any agreement, contract or other writing with respect to the provision of services by the Originator to an Obligor, any paper or electronic bill, statement or invoice for services rendered by the Originator to an Obligor, and any instrument or chattel paper now or hereafter evidencing all or any portion of the same.

     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
     “CP Costs” means, for any day, the per annum rate equivalent to the weighted average cost (as determined by the applicable administrator of YC SUSI and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by YC SUSI, other borrowings by YC SUSI (other than under any Liquidity Agreement) and any other costs associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part, by YC SUSI or its administrator to fund or maintain Loans (and which may be also allocated in part to the funding of other assets of YC SUSI); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Costs” for such Loans, YC SUSI shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
     “CP Rate Loan” means a Loan made by YC SUSI funded with Pooled Commercial Paper.
     “CP Tranche Period” shall mean the period to maturity of any Pooled Commercial Paper.
     “Credit and Collection Policy” means those credit and collection policies and practices of the Originator relating to Contracts and Receivables as in effect on the date of this Agreement, as modified without violating Section 7.3(c); provided that if an Event of Default or an Unmatured Default has occurred, at the request of the Agent, Packaging Corporation of America shall provide a copy of its existing Credit and Collection Policy.
     “Credit Event” means, with respect to the Performance Guarantor, the lowering of the Performance Guarantor’s issuer rating or bank debt rating to below BB- by S&P or the withdrawal or suspension of either such rating.
     “Cut-Off Date” means August 31, 2008 and the last day of each month thereafter.
     “Days Sales Outstanding” or “DSO”, means, as of any day, an amount equal to the product of (x) 91, and (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three Settlement Periods including and immediately preceding such Cut-Off Date.
     “Deemed Collections” means Collections deemed received by the Borrower under Section 3.4.
     “Default Horizon Ratio” at any time means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing the aggregate sales of the Originator generated during the most recent five (5) Settlement Periods by the aggregate Unpaid Balance of all Eligible Receivables as of the most recent Cut-off Date;

provided that if a Rating Event has occurred, the numerator shall be calculated based on the aggregate sales of the Originator generated during the most recent six (6) Settlement Periods.
     “Default Rate” means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.
     “Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the aggregate Unpaid Balance of Receivables which became Defaulted Receivables during the Settlement Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originator during the Settlement Period occurring five (5) months prior to the Settlement Period ending on such Cut-Off Date.
     “Defaulted Receivable” means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment; (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; or (c) which Receivable has been written off by the Borrower or Servicer in accordance with the Credit and Collection Policy.
     “Delinquency Ratio” at any time means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing (a) the aggregate Unpaid Balance of all Receivables that are Delinquent Receivables on such Cut-Off Date by (b) the aggregate Unpaid Balance of all Receivables on such Cut-Off Date.
     “Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for sixty-one (61) to ninety (90) days from the original due date for such payment.
     “Dilution” means the reduction or cancellation of the Unpaid Balance of a Receivable as described in Section 3.4(a), excluding Volume Rebate Amounts.
     “Dilution Horizon Ratio” means, on any Settlement Date, an amount calculated by dividing (a) cumulative sales of the Originator generated during the most recent Settlement Period by (b) the aggregate Unpaid Balance of all Receivables as of the most recent Cut-off Date.
     “Dilution Ratio” means, as of any Settlement Date, a percentage equal to a fraction, the numerator of which is the total amount of decreases in Unpaid Balances due to Dilutions during the most recent Settlement Period, and the denominator of which is the amount of sales of the Originator generated during the Settlement Period one month prior to the most recent Settlement Period.
     “Dilution Reserve” means, as of any Settlement Date, a percentage equal to the product of (a) the sum of (i) the product of 2.0 times the Adjusted Dilution Ratio, plus (ii) the Dilution Volatility Component, multiplied by (b) the Dilution Horizon Ratio.
     “Dilution Volatility Component” means, as of any Settlement Date, an amount (expressed as a percentage) equal to the product of (a) the difference between (i) the highest three-month rolling average Dilution Ratio over the preceding twelve (12) Settlement Periods and (ii) the

Adjusted Dilution Ratio, and (b) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
     “Dollars” means dollars in lawful money of the United States of America.
     “Downgrade Collateral Account” has the meaning set forth in Section 15.2.
     “Downgraded Liquidity Bank” means a Liquidity Bank which has been the subject of a Downgrading Event.
     “Downgrade Draw” has the meaning set forth in Section 15.2.
     “Downgrading Event” with respect to any Liquidity Bank means the lowering of a rating with regard to the short-term securities of such Liquidity Bank to below (i) A-1 by S&P, or (ii) P-1 by Moody’s.
     “Eligible Assignee” means (a) any “bankruptcy remote” special purpose entity which is administered by Bank of America (or any Affiliate of Bank of America) that is in the business of acquiring or financing receivables, securities and/or other financial assets and which issues commercial paper notes that are rated at least A-1 by S&P and P-1 by Moody’s, (b) any Qualifying Liquidity Bank having a combined capital and surplus of at least $250,000,000, or (c) any Downgraded Liquidity Bank whose liquidity commitment has been fully drawn by YC SUSI or the Agent and funded into a collateral account.
     “Eligible Investments” means any of the following investments denominated and payable solely in Dollars: (a) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States, (b) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated “A-1+” by S&P and “P-1” by Moody’s, (c) no load money market funds rated in the highest ratings category by each of S&P and Moody’s (without the “r” symbol attached to any such rating by S&P), and (d) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof, provided that such commercial paper is rated “A-1+” by S&P and “P-1” by Moody’s (without the “r” symbol attached to any such rating by S&P).
     “Eligible Receivable” means, at any time, a Receivable:
     (a) which is a Receivable arising out of the sale of goods or services by the Originator in the ordinary course of its business that has been sold or contributed to the Seller pursuant to the Sale Agreement in a “true sale” or “true contribution” transaction and which has been subsequently sold or contributed by the Seller to the Borrower in a “true sale” or “true contribution” transaction;
     (b) as to which the perfection of the Agent’s security interest, on behalf of the Secured Parties, is governed by the laws of a jurisdiction where the UCC is in force, and which constitutes an “account” as defined in the UCC as in effect in such jurisdiction;

     (c) the Obligor of which is a resident of the United States or any of its possessions or territories, and is not (i) an Affiliate or employee of any Loan Party, or (ii) a Governmental Authority as to which the assignment of receivables owing therefrom requires compliance with the Federal Assignment of Claims Act or other similar legislation (unless the Borrower has complied therewith);
     (d) which is not a Defaulted Receivable at such time;
     (e) with regard to which the representations and warranties of the Borrower in Sections 6.1(i) and (k) are true and correct;
     (f) the granting of a security interest therein does not contravene or conflict with any law;
     (g) which is denominated and payable only in Dollars in the United States;
     (h) which arises under a Contract and is evidenced by a Contract, in each case that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset (except as provided below), counterclaim or defense whatsoever; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected, and provided further, that Receivables owing from any Obligor to whom the Originator owes accounts payable (thereby giving rise to a potential offset) may be treated as Eligible Receivables to the extent the Obligor of such receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset; provided further, that the applicability of any Volume Rebate Amount shall not preclude a Receivable from being an Eligible Receivable (although the portion of the Receivable subject to the Volume Rebate Amount shall be excluded as an Eligible Receivable in all respects);
     (i) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;
     (j) which satisfies in all material respects all applicable requirements of the Originator’s Credit and Collection Policy;
     (k) which, according to the Contract related thereto, is due and payable within 91 days from the invoice date of such Receivable;

     (l) the original term of which has not been extended (except as permitted in Section 8.2(c));
     (m) when aggregated with all other Receivables owing from the same Obligor, not more than 35% of the aggregate Unpaid Balance of all Receivables owing from such Obligor are Defaulted Receivables;
     (o) the Obligor of which has been directed to make all payments to a Lockbox Account; and
     (p) which Receivable does not arise from the sale of goods provided to the Originator on consignment by AstenJohnson, Inc.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
     “ERISA Affiliate” means any Person that is a member of the Performance Guarantor’s controlled group, or under common control with the Performance Guarantor, within the meaning of Section 414 of the Code.
     “ERISA Event” means (a) (i) the occurrence of a Reportable Event, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days; (b) an application is made for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Performance Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Performance Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA or Section 430(k) of the Code shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 302 of ERISA or Section 412 of the Code; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
     “Eurodollar Business Day” means a day of the year as defined in clause (ii) of the definition of Business Day.
     “Eurodollar Loan” means a Loan which bears interest at the applicable Eurodollar Rate.
     “Eurodollar Rate” means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M (or US0002M or US0003M, as applicable) <Index> Q <Go>” effective as of 11:00 A.M., London time, two (2) Eurodollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, two (2) Eurodollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Liquidity Funding.
     “Eurodollar Rate (Reserve Adjusted)” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (a) the applicable Eurodollar Rate for such Interest Period by (b) 1.00 minus the Eurodollar Reserve Percentage.
     “Eurodollar Reserve Percentage” shall mean, with respect to any Interest Period, the maximum reserve percentage, if any, applicable to a Liquidity Bank under Regulation D during such Interest Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be applicable) for determining such Liquidity Bank’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Interest Period consisting or included in the computation of “Eurocurrency Liabilities” pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by such Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the “London Interbank Offered Rate” or “LIBOR” is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.
     “Event of Default” means an event described in Section 10.1.
     “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
     (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

     (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.
     “Excess Concentration Amount” means, as of any date, the sum of (i) the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor, and (ii) the amount by which the Unpaid Balance of all Receivables due and payable between 62 and 91 days of the original invoice date exceeds the Extended Term Concentration Limit.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
     “Extended Term Concentration Limit” means, at any time, in relation to the aggregate Unpaid Balance of all Receivables due and payable between 62 and 91 days of the original invoice date, 15% of the aggregate Unpaid Balance of all Receivables at such time.
     “Extension Request” has the meaning set forth in Section 1.8.
     “Facility Fee” has the meaning set forth in the Fee Letter.
     “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as reasonably determined by the Agent.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.
     “Fee Letter” means that certain Amended and Restated Fee Letter dated as of the date hereof and among Performance Guarantor, the Borrower, YC SUSI and the Agent.
     “Final Payout Date” means the earlier to occur of (i) the date following the Termination Date on which all Receivables in existence on the Termination Date have been paid in full or have been charged-off pursuant to the provisions of the Credit and Collection Policy and (ii) date following the Termination Date on which the Obligations have been paid in full.
     “Five Year Credit Agreement” means that certain Five Year Credit Agreement dated as of April 15, 2008, among Packaging Corporation of America, as Borrower, the Initial Lenders named therein, Deutsche Bank AG New York Branch, as Syndication Agent, JPMorgan Chase Bank, as Administrative Agent and Deutsche Bank Securities Inc., as Sole Lead Arranger and Book Manager.
     “GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.
     “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such Person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.
     “Indemnified Amounts” has the meaning set forth in Section 13.1(a).
     “Indemnified Party” has the meaning set forth in Section 13.1(a).
     “Independent Manager” has the meaning set forth in Section 7.4(b).
     “Information Package” has the meaning set forth in Section 3.1.
     “Initial PCA Note” means the Initial PCA Note as defined in the Receivables Sale Agreement.
     “Interest Component” means, at any time of determination for YC SUSI, the aggregate interest and fees accrued and to accrue through the end of the current CP Tranche Period for the Obligations accruing interest calculated by reference to the CP Costs at such time (determined for such purpose using the CP Costs most recently determined by the Administrator).
     “Interest Payment Date” means:
     (a) with respect to any CP Rate Loan, each Settlement Date, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date;
     (b) with respect to any Eurodollar Loan, the last day of its Interest Period, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date;
     (c) with respect to any Alternate Base Rate Loan, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date; and
     (d) with respect to any Loan while the Default Rate is applicable thereto, upon demand or, in the absence of any such demand, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date.
     “Interest Period” means, with respect to a Eurodollar Loan, a period of one (1), two (2) or three (3) months commencing on a Business Day selected by the Borrower (or the Servicer on the Borrower’s behalf) pursuant to this Agreement and agreed to by the Agent. Such Interest Period shall end on the day which corresponds numerically to such date one (1), two (2) or three (3) months thereafter, provided, however, that (i) if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month, and (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day unless said next succeeding Business Day falls in a new calendar month, then such Interest Period shall end on the immediately preceding Business Day.
     “Interest Rate” means a Eurodollar Rate (Reserve Adjusted), an Alternate Base Rate or the Default Rate.
     “Interest Reserve” shall mean, as of any date of determination, an amount equal to (a) the product of (i) 2.0 times (ii) the Days Sales Outstanding as of such date of determination times (iii) the Base Rate as of such date of determination, divided by (b) 365 or 366, as applicable, times the Net Pool Balance as of such date of determination.
     “Lenders” means YC SUSI, each Liquidity Bank and their respective successors and permitted assigns.
     “Lien” means any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.
     “Liquidity Agreement” means the Liquidity Asset Purchase Agreement dated as of the date hereof among YC SUSI, the Agent, and the Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
     “Liquidity Bank” means (a) Bank of America, (b) any other Liquidity Bank which becomes a party hereto and (c) any Eligible Assignee of such Liquidity Bank’s Commitment hereunder and under the Liquidity Agreement. A Liquidity Bank will become a “Lender” hereunder at such time as it makes any Liquidity Funding.
     “Liquidity Commitment” means, with respect to each Liquidity Bank, its commitment to make Liquidity Fundings pursuant to the Liquidity Agreement to which it is a party.
     “Liquidity Funding” means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of one of YC SUSI’s Loans, or (b) any Loan made by the Liquidity Banks in lieu of YC SUSI pursuant to Section 1.1.
     “Liquidity Termination Date” means the earlier to occur of the following:
     (a) the date on which the Liquidity Banks’ commitments pursuant to the Liquidity Agreement expire, cease to be available to YC SUSI or otherwise cease to be in full force and effect; or
     (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than thirty (30) days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to the applicable Liquidity Agreement, or (ii) the commitment of such Downgraded Liquidity Bank under a Liquidity Agreement shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper Notes to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper Notes.

     “Loan” means any loan made by a Lender to the Borrower pursuant to this Agreement. Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Loan, selected in accordance with the terms of this Agreement.
     “Loan Parties” means, collectively, the Borrower, the Seller and the Performance Guarantor.
     “Lock-Box” has the meaning set forth in the Lock-Box Agreements.
     “Lock-Box Account” means any bank account of the Borrower or the Agent into which Collections are deposited or transferred and which is subject to a Lock-Box Agreement.
     “Lock-Box Agreement” means a letter agreement, in substantially the form of Exhibit A (or as otherwise approved by the Agent), among the Originator, the Borrower, the Agent and a Lock-Box Bank.
     “Lock-Box Bank” means any of the banks holding one or more lock-boxes, blocked accounts or Lock-Box Accounts receiving Collections from Receivables.
     “Loss Reserve” as of any Cut-Off Date means a percentage equal the product of (a) 2.0 times the highest three-month rolling average Default Ratio during the most recent twelve (12) Settlement Periods and (b) the Default Horizon Ratio.
     “Material Adverse Effect” means:
     (i) a Credit Event shall have occurred;
     (ii) a material impairment of the ability of any Loan Party to perform under any Transaction Document or to avoid or cure, as applicable, any Unmatured Default or Event of Default;
     (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Transaction Document;
     (iv) a material adverse effect upon the validity, enforceability or collectibility of a material portion of the Receivables; or
     (v) a material adverse effect upon the validity, perfection, priority or enforceability of the Borrower’s title to — or the Agent’s security interest, on behalf of the Secured Parties, in — the Collateral.
     “Minimum Reserve Ratio” means, as of any Settlement Date, the sum of (a) 8.0 and (b) the product of (i) the Adjusted Dilution Ratio and (ii) the Dilution Horizon Ratio, each calculated as of the Settlement Date immediately following such Settlement Period.
     “Moody’s” means Moody’s Investors Service, Inc.

     “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Performance Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions or with respect to which the Performance Guarantor or any ERISA Affiliate otherwise has liability or a reasonable expectation of liability.
     “Multiple Employer Plan” means a Pension Plan maintained by more than one employer as contemplated by Section 413(c) of the Code and regulations promulgated thereunder or as contemplated by Sections 4063 and 4064 of ERISA and which the Performance Guarantor or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or to which it has made contributions at any time during the immediately preceding five plan years, or with respect to which it otherwise has liability or a reasonable expectation of liability.
     “Net Pool Balance” means, at any time, an amount equal to (a) the aggregate Unpaid Balance of all Eligible Receivables at such time, minus (b) the Excess Concentration Amount at such time.
     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders (or any Lender), the Agent or any Indemnified Party arising under the Transaction Documents.
     “Obligor” means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.
     “Obligor Concentration Limit” means, at any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated Obligors (if any) (provided that the Servicer may deduct from such Receivables the Unpaid Balance of Receivables of an Obligor and its affiliated Obligors that the Servicer can specifically identify as not being Eligible Receivables), the applicable concentration limit set forth in the chart below (unless the Agent from time to time upon the Borrower’s request agrees to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates) and determined for Obligors based on their short term unsecured debt ratings (or, in the absence of such a rating, the equivalent long term unsecured senior debt rating as specified below) currently assigned to them by S&P or Moody’s; provided, however, that (a) if such Obligor has a split rating, the applicable rating will be the lower of the two, (b) if such Obligor is rated by only S&P, the applicable rating will be deemed to be one ratings tier below the actual rating by S&P, and (c) if such Obligor is rated by only Moody’s, the applicable rating will be deemed to be one ratings tier below the actual rating by Moody’s, it being understood that if Moody’s has assigned a P-1 rating to such Obligor and S&P has not rated it, the applicable rating will be P-2:

S&P Long-Term	Moody’s Long-Term	S&P Short-Term	Moody’s Short-Term	Allowable % of
Rating	Rating	Rating	Rating	Eligible Receivables
AAA to AA-	Aaa to Aa2	A-1+	P-1	10%
A+ to A		A-1		8%
A- to BBB+	A3 to Baa1	A-2	P-2	6%
BBB-BBB-	Baa2 to Baa3	A-3	P-3	3%

S&P Long-Term	Moody’s Long-Term	S&P Short-Term	Moody’s Short-Term	Allowable % of
Rating	Rating	Rating	Rating	Eligible Receivables
Below BBB- or Not Rated	Below Baa3 or Not Rated	Below A-3 or Not Rated	Below P-3 or Not Rated	2%
     “Originator” means Packaging Corporation of America, a Delaware corporation.
     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
     “Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Performance Guarantor or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five plan years or with respect to which it otherwise has liability or a reasonable expectation of liability.
     “Percentage Share” means, as of any time prior to the Termination Date, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate principal amount of outstanding Loans, and (ii) the Required Reserve as of the most recent Cut-Off Date occurring at least five (5) Business Days prior to the date of determination and the denominator of which is the difference between (A) the Net Pool Balance as of the most recent Cut-Off Date occurring at least five (5) Business Days prior to the date of determination and (B) Deemed Collections that have occurred since the most recent Cut-Off Date occurring at least five (5) Business Days prior to the date of determination to the extent such Deemed Collections exceed the Dilution Reserve. Prior to the Termination Date, the Percentage Share shall change whenever the aggregate principal amount of the outstanding Loans, Required Reserve, Net Pool Balance or amount of Deemed Collections changes. On and after the Termination Date, the Percentage Share shall remain fixed at the percentage in effect as of the Termination Date as determined pursuant to the preceding sentence.
     “Performance Guarantee” means the Performance Guarantee dated as of November 29, 2000 from Performance Guarantor to Agent (as assignee of Wachovia).
     “Performance Guarantor” means Packaging Corporation of America, a Delaware corporation.
     “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
     “Plan” means a Single Employer Plan, a Multiple Employer Plan or a Multiemployer Plan.
     “Pooled Commercial Paper” means Commercial Paper Notes of YC SUSI subject to any particular pooling arrangement by YC SUSI.
     “Prepayment Notice” has the meaning set forth in Section 1.5(a).
     “Principal Amount” means the actual net cash proceeds received by YC SUSI upon issuance of a Commercial Paper Note.

     “Prior Uses” has the meaning set forth in Section 3.2.
     “Program Fee” has the meaning set forth in the Fee Letter.
     “Program Information” has the meaning set forth in Section 14.8.
     “Purchase and Sale Agreement” means the Purchase and Sale Agreement dated as of November 29, 2000 between the Seller and the Borrower, as it may be amended, supplemented or otherwise modified in accordance with Section 7.3(f).
     “Qualifying Liquidity Bank” means a Liquidity Bank with ratings of its short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s.
     “Ratable Share” means (i) with respect to any Lender, the ratio which its Loans bear to the sum of the Loans of all Lenders and (ii) with respect to any Liquidity Bank, the ratio which its Commitment bears to the sum of the Commitments of all Liquidity Banks.
     “Rating Event” means, with respect to the Performance Guarantor, the lowering of the Performance Guarantor’s issuer rating or bank debt rating to BB+ or Ba1 or lower by either S&P or Moody’s, as applicable.
     “Receivable” means any right to payment arising from the sale of products by the Originator, including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto, which is sold to the Seller under the Sale Agreement and to the Borrower under the Purchase and Sale Agreement. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction or evidenced by any other invoice; provided, however, any right to payment referred to in this sentence shall be a Receivable regardless of whether the account debtor or the Borrower treats such right to payment as a separate payment obligation. Notwithstanding anything in this definition to the contrary, none of the following shall constitute a Receivable: (i) a receivable or right to payment from The Stanley Works Co. or Stanley de Chihuahua S. de R.L. de C.V.; or (ii) a receivable or right to payment from Alcoa Inc.
     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
     “Regulatory Change” shall mean any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Banks) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
     “Related Assets” means (a) all rights to, but not any obligations under, all related Contracts and all Related Security related to any Receivables, (b) all rights and interests of the Borrower under the Purchase and Sale Agreement in relation to any Receivables, (c) all books and records evidencing or otherwise relating to any Receivables, (d) the Collection Account (if any) and all Lock-Box Accounts and all cash and instruments therein, to the extent constituting or representing the items in the following clause and (e) all Collections in respect of, and other proceeds of, any Receivables or any other Related Assets.
     “Related Security” means, with respect to any Receivable, all of the Borrower’s right, title and interest in and to: (a) all Contracts that relate to such Receivable; (b) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Receivable; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (e) all insurance policies, and all claims thereunder, related to such Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Receivable.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
     “Reporting Date” has the meaning set forth in Section 3.1(a).
     “Required Downgrade Assignment Period” has the meaning set forth in Section 15.2.
     “Required Reserve” means, on any day during a Settlement Period, an amount equal to the sum of (a) the product of (i) the Net Pool Balance as of such day and (ii) the greater of (A) the sum of the Loss Reserve as of the immediately preceding Cut-Off Date and the Dilution Reserve as of the immediately preceding Settlement Date, and (B) the Minimum Reserve Ratio as of the most recently completed Settlement Period, (b) the Interest Reserve as of such day, and (c) the Servicing Reserve as of such day.
     “Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or final, nonappealable determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Response Date” has the meaning set forth in Section 1.8.
     “Responsible Officer” of any Person means any of its Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or Treasurer.

     “Review” has the meaning set forth in Section 7.1(c).
     “Revolving Period” means the period from and after the date of the initial Advance under this Agreement to but excluding the Termination Date.
     “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
     “Sale Agreement” means the Receivables Sale Agreement dated as of November 29, 2000 between the Originator, as seller, and the Seller, as purchaser, as it may be amended, supplemented or otherwise modified in accordance with Section 7.3(f).
     “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
     “Scheduled Termination Date” means September 18, 2009, unless extended by unanimous agreement of the Agent and the Lenders.
     “SEC” means the Securities and Exchange Commission.
     “Section” means a numbered section of this Agreement, unless another document is specifically referenced.
     “Secured Parties” means the Agent, the Indemnified Parties and the Affected Parties.
     “Seller” means Packaging Credit Company, LLC, a Delaware limited liability company.
     “Seller Note” means the Seller Note as defined in the Purchase and Sale Agreement.
     “Servicer” has the meaning set forth in the preamble of this Agreement.
     “Servicer Transfer Event” means the occurrence of any Unmatured Default or Event of Default.
     “Servicer’s Fee” accrued for any day in a Settlement Period means an amount payable to the Servicer, in arrears, from Collections, equal to the product of (a) 1.0% per annum (or, at any time while neither the Seller nor one of its Affiliates is the Servicer, such percentage as may be agreed between the Agent and the Servicer, with such percentage not to exceed 2.5% per annum), and (b) the product of (i) the aggregate Unpaid Balance of the Receivables at the close of business on the first day of such Settlement Period, and (ii) 1/360.
     “Servicing Reserve” shall mean, as of any date of determination, an amount equal to the product of (a) 1.0%, (b) a fraction, the numerator of which is the Days Sales Outstanding as of such date of determination and the denominator of which is 360, and (c) the aggregate outstanding balance of all Receivables as of such date of determination.

     “Settlement Date” means (a) the second Business Day after each Reporting Date, or such later Business Day as the Agent may specify in a written notice to the Borrower, and (b) the Termination Date.
     “Settlement Period” means: (a) the period from and including the date of the initial Advance to and including the next Cut-Off Date; and (b) thereafter, each period from but excluding a Cut-Off Date to and including the earlier to occur of the next Cut-Off Date or the Final Payout Date.
     “Significant Subsidiary” of any Person means a Subsidiary of such Person for which the occurrence of an Event of Bankruptcy with respect to such Subsidiary would be reasonably expected to have a Material Adverse Effect.
     “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, (a) that is maintained for employees of the Performance Guarantor or any ERISA Affiliate and at least one Person other than the Performance Guarantor and the ERISA Affiliates, (b) that was so maintained and in respect of which the Performance Guarantor or any ERISA Affiliate could have liability under Section 4064 or 4069 or ERISA in the event such plan has been or were to be terminated, or (c) with respect to which the Performance Guarantor or any ERISA Affiliate otherwise has liability or a reasonable expectation of liability.
     “Subsidiary” of any Person means (a) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.
     “Successor Notice” has the meaning set forth in Section 8.1(b).
     “Termination Date” means the earliest to occur of:
     (a) the Scheduled Termination Date;
     (b) the Liquidity Termination Date, unless the Agent elects for such event to not result in the Termination Date;
     (c) the date designated by the Borrower as the “Termination Date” on not less than thirty (30) Business Days’ written notice to the Agent, provided that on such date the Obligations have been paid in full;
     (d) the date specified in Section 10.2(a) or (b); or
     (e) the date on which the Seller ceases selling Receivables to the Borrower under the Purchase and Sale Agreement.

     “Transaction Documents” means this Agreement, the Lock-Box Agreements, the Sale Agreement, the Purchase and Sale Agreement, the Fee Letter, the Seller Note, the Initial PCA Note and the other documents to be executed and delivered in connection herewith.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
     “Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
     “Unpaid Balance” of any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.
     “Volume Rebate Amount” means, at any date, the accrued amount carried in the Originator’s records for rebates and allowances that have been earned and are payable by it to Obligors pursuant to the Originator’s “volume rebate program” (or other similar rebate and allowance programs of the Obligor from time to time in effect), in which entitlement to such rebate or allowance is earned by an Obligor upon the purchase of a specified aggregate volume (as mutually agreed by such Obligor and the Originator) of merchandise or services from the Originator within a specified period of time (as mutually agreed by such Obligor and the Originator).
     “Wachovia” has the meaning set forth in the preamble of this Agreement.
     “YC SUSI” has the meaning provided in the preamble of this Agreement.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
     C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

EXHIBIT A
FORM OF LOCK-BOX AGREEMENT

EXHIBIT A-1
(FORM OF LOCK-BOX AGREEMENT)
[LETTERHEAD OF ACCOUNT OWNER]
                                        , 200
[Lock-Box Bank]
Ladies and Gentlemen:
     Reference is made to our lockbox account no.                                          maintained with you (the “Account”) pursuant to a lockbox agreement between the undersigned and you, the terms and conditions of which are incorporated herein by reference (the “Lockbox Agreement”). Pursuant to a Receivables Sale Agreement, dated as of November 29, 2000, as amended, supplemented or otherwise modified from time to time (the “Sale Agreement”), between Packaging Corporation of America (“PCA” or “We”) and Packaging credit Company, LLC (“PCC”), as purchaser thereunder, PCC has purchased and/or may hereafter purchase certain of the accounts chattel paper, instruments or general intangibles (collectively “Receivables”) with respect to which payments are or may hereafter be made to the Account. Further, pursuant to a Purchase and Sale Agreement, dated as of November 29, 2000, as amended, supplemented or otherwise modified from time to time, between PCC, as seller, and Packaging Receivables Company, LLC (“Purchaser”), as purchaser, PCC has sold and/or may hereafter sell to Purchaser Receivables PCC purchased pursuant to the Sale Agreement with respect to which payments are or may hereafter be made to the account. Pursuant to a Credit and Security agreement, dated as of November 29, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among purchaser, as borrower, PCC, as initial servicer (Purchaser and the undersigned being referred to herinafter collectively as the “Seller Parties”), Blue Ridge Asset Funding Corporation (“Blue Ridge”), as lender and Wachovia Bank, N.A., individually as a lender (collectively with Blue Ridge and any other entity that becomes a lender under the Credit Agreement, the “Lenders”) and as Agent (“the Agent”) for Blue Ridge and itself, Purchaser has assigned and/or may hereafter assign to Agent, for the benefit of lenders, interest in the Receivables as collateral for loans made by the Lenders thereunder.
     For purposes of this letter agreement, Wachovia Bank, N.A. is acting as Agent for Lenders. We hereby transfer exclusive ownership and control of the Account to the Agent, for the benefit of Lenders, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A.
     We hereby authorize and direct you to change the ownership of the Account to the Purchaser. We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Agent in accordance with the instructions of the Agent, (ii) to hold all moneys and instruments delivered to the Account or any lockbox administered by you for the order of the Agentt (for the benefit of Lenders), (iii) to refrain from initiating any transfer from the Account to any Seller Party and (iv) to change the name of the Account to “Wachovia Bank, N.A., as Agent”. The Agent agrees to execute you standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.
     We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Agent’s audit purposes and mailing of such statements directly to the Agent at an address specified by the Agent.

     Notices from the Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.
     By executing this letter agreement, you acknowledge the existence of the Agent’s right to ownership and control of the Account and its ownership (on behalf of Lenders and Purchaser as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Agent (on behalf of Lenders and Purchaser) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us under the arrangements currently in effect.
     By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any rights of set-off, banker’s lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.
     You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days’ prior written notice thereof from you to the Agent. Incoming mail addressed the the Account received after such cancellation shall be forwarded in accordance with the Agent’s instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Credit Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without prior written consent of the Agent.
     Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Lenders or the Agent for any action taken by you or any of your directors, officer, agents or employees in accordance with this letter agreement at the request of the Agent, except for your or such person’s own gross negligence or willful misconduct.
     This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by the interpreted under the laws of the State of {                    }.

     Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Agent.

Very truly yours, PACKAGING Corporation of America
By:
Title

Address for notice:

Attention:
Facsimile No.:

Accepted and confirmed as of the date first written above:

WACHOVIA BANK N.A., As Agent

By:
Title:

Address for notice:

Attention:
Facsimile No.:

Acknowledged and agreed to as of
the date first written above:

PACKAGING RECEIVABLES COMPANY, LLC
By:
Title:

Address for notice:

Attention:
Facsimile No.:

PACKAGING CREDIT COMPANY, LLC
By:
Title:

Address for notice:

Attention:
Facsimile No.:

[LOCKBOX BANK]
By:
Title:

Address for Notice:

Attention:
Facsimile No.:

ANNEX A TO
LOCKBOX AGREEMENT
[Form of Notice of Assumption of Control of Account}
{Letterhead of Wachovia Bank, N.A.}
                                        ,

Re:	Seller Lockbox Account No.
Ladies and Gentlemen:
     Reference is made to the letter agreement dated                     ,            (as amended, supplemented or otherwise modified from time to time, the “Letter Agreement”) among Seller, Packaging Receivables Company, LLC, Packaging Corporation of America, Packaging Credit Company, LLC, Blue Ridge Asset Funding Corporation (“Blue Ridge”), Wachovia Bank, N.A., and you, concerning the above described lockbox account (the “Account”).
     We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.
     We hereby instruct you to make all payments to be made by you out of or in connections with the Account (directly to the undersigned, at {our address set forth above}, for the account of the Lenders (account no.                              ).
     [other instructions]

Very truly yours, WACHOVIA BANK, N.A., as Agent
By:
Name:
Title:

EXHIBIT 2.1
FORM OF BORROWING REQUEST
Packaging Receivables Company, LLC
BORROWING REQUEST
For Borrowing On
Bank of America, N.A., as Agent
NC1-027-19-01
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Don Hattendorf
Telephone: (704) 388-3113
Facsimile: (704) 388-9211
Ladies and Gentlemen:
          Reference is made to the Credit and Security Agreement dated as of September 19, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Packaging Receivables Company, LLC (the “Borrower”), Packaging Credit Company, LLC, as initial Servicer, YC SUSI Asset Funding Corporation, and Bank of America, National Association, individually and as Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.
I.	The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agent and the Lenders that on and as of the Borrowing Date (as hereinafter defined):
     (a) all applicable conditions precedent set forth in Article V of the Credit Agreement have been satisfied;
     (b) each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;
     (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Event of Default or Unmatured Default;
     (d) the Termination Date has not occurred; and
     (e) after giving effect to the Loans comprising the Advance requested below, YC SUSI’s and the Liquidity Banks’ Loans at any one time outstanding will not exceed the Allocation Limit.

III.	The [Servicer, on behalf of the] Borrower hereby requests that YC SUSI (or the Liquidity Banks) make an Advance on , (the “Borrowing Date”) as follows:
Aggregate Amount of Advance: $
IV.	Please disburse the proceeds of the Loans as follows:
          [Apply $                     to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $                     to payment of fees due on the Borrowing Date]. [Wire transfer $                     to account no.                      at                      Bank, in [city, state], ABA No.                     , Reference:                     ].
          IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this                      day of                                         , ___.

[ , as Servicer, on behalf of:] Packaging Receivables Company, LLC, as Borrower

By:

Name:
Title:

EXHIBIT 3.1(a)
FORM OF INFORMATION PACKAGE

Packaging Receivable Corp.
For the Month Ended
8/30/2008
(Page 1)
($109,000,000)

Facility Commitment	$150,000,000

I . Portfolio Information

1. Beginning of Month Balance: (Total A/R Outstanding)

2. Gross Sales (Domestic & Foreign):

3. Deduct:

a. Total Collections:

b. Dilution

c. Write Offs

Add:

d. Recoveries

4.

a. Calculated Ending A/R Balance [(1) + (2) — (3 a,b,c)+(3d)]:

b. Reported Ending A/R Balance

c. Difference (If any)

5. Deduct:

a. Defaulted Receivables

b. Foreign Receivables:

b. Other Receivables not Considered Eligible

c. Total Ineligibles

6. Eligible Receivables [(4 b) — (5.c.)]:

7. Deduct: Excess Concentration:

8. Net Pool Balance [(6) -(7)]:

9.	Aging	Current		One Month	Two Months	Three Months
	Schedule:	Month	%	Prior	Prior	Prior

a.	Current
b. 1-30 Days Past Due
c. 31-60 Days Past Due
d. 61-90 Days Past Due
e. 91-120 Days Past Due
f. 121-150 Days Past Due
g. 151-180 Days Past Due
h. 180 + Days Past Due

I Total:

Packaging Receivable Corp.
For the Month Ended
8/30/2008
(Page 2)
($109,000,000)

II. Calculations Reflecting Current Activity

10. Face Value CP Outstanding

11. Required Reserve %

12. Required Reserve [(8) x (11)]:

13. Volume Rebate Accrual Reserve

III. Compliance Funding Availability:

13. Asset Interest [(10) + (12) / (8)] < 100% :			In Compliance

14. 3M Avg. Delinquency Ratio	<	2%	In Compliance

15. 3M Avg. Default Ratio	<	1.25%	In Compliance

16. 3M Avg. Dilution Ratio	<	1.25%	In Compliance

17. Facility Limit [(12)<= $xxxx			In Compliance

Packaging Receivable Corp.
For the Month Ended
8/30/2008
(Page 3)
($109,000,000)

IV. Excess Concentration: (Calculation)

Eligible Receivables	$0

Allowable Percentage	Max. Allowable B	Credit Rating

2.0%		NR/NR
3.0%		A3/P3
6.0%		A2/P2
8.0%		A1/P1
10.0%		A1+/P1

	Largest	Short-Term	Allowable	Total	Allowable	Excess
	Obligors	Debt Rating	Percentage	Receivables	Receivables	Receivables
1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

Total

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of July 31, 2008 in accordance with the Receivables Purchase Agreement dated November 29, 2000 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date: August 13, 2008

Title: Assistant Secretary

EXHIBIT 5.1(j)
SUBSTANCE OF CORPORATE/UCC OPINIONS
•	All opinions should be addressed to the Agent and the Lenders and should permit reliance thereon by (A) the Liquidity Banks and (B) S&P and Moody’s.

•	The opinion giver must be licensed to practice in the state whose law governs the Purchase and Sale Agreement and the Credit and Security Agreement (i.e., New York)

•	Corporate/UCC opinions should address the following matters as to the Borrower, the Originator, and the Servicer (collectively, the “Companies”):
          1. Each of the Companies has been duly organized and is validly existing under the laws of Delaware, with power and authority to conduct its business as now conducted (or, in the case of the Borrower, proposed to be conducted), to own, or hold under lease, its assets and to enter into the Transaction Documents to which it is a party and perform its obligations thereunder. Based solely on certificates from public officials, we confirm that each of the Companies is qualified to do business in the following States: Delaware, Illinois.
          2. The execution, delivery and performance of the Transaction Documents to which any of the Companies is a party and the execution and delivery of the Financing Statements naming any of the Companies as debtor or seller have been duly authorized by all necessary action of such Company, and such Transaction Documents and Financing Statements have been duly executed and delivered by such Company.
          3. Each of the Transaction Documents constitutes a legally valid and binding obligation of each of the Companies signatory thereto, enforceable against such Company in accordance with its terms.
          4. The execution and delivery of the Transaction Documents and the Financing Statements by each of the Companies signatory thereto, and the performance of their respective obligations do not: (a) violate any federal or the State of Delaware or State of Illinois statute, rule or regulation applicable to the Companies (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), (b) violate the provisions of the Companies’ respective Governing Documents, (c) result in the breach of or a default under, the creation of a lien under or the acceleration of indebtedness pursuant to any indenture, credit agreement, lease, note or other agreement, instrument or contract or any judgment, writ or other court order, in any of the foregoing cases, which has been identified to you as being material to any of the Companies, or (d) require any consents, approvals, authorizations, registrations, declarations or filings by any of the Companies under any federal or the State of Delaware or State of Illinois statute, rule or regulation applicable to any of the Companies of the State of Delaware or State of Illinois except the filing of the Financing Statements in the Office of the                      (the “Filing Office(s)”).
          5. The provisions of the Purchase and Sale Agreement are effective to create a valid security interest (as defined in Section 1-201(37) of the New York UCC) in favor of the

Borrower and its assigns in that portion of the Receivables and Related Rights which constitute accounts or general intangibles. The provisions of the Credit and Security Agreement are effective to create a valid security interest (as defined above) in favor of the Agent for the benefit of the Secured Parties in that portion of the Collateral which constitutes accounts or general intangibles as security for the payment of the Obligations.
          6. Each of the Financing Statements is in appropriate form for filing in the Filing Office specified on the face thereof. Upon the proper filing of each of the Financing Statements in such Filing Office, the security interest in favor of the Agent for the benefit of the Secured Parties in the Collateral described therein will be perfected.
          7. Based solely on our review of the Search Reports, and assuming (a) the proper filing of the Financing Statements in the appropriate Filing Offices, and (b) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements in the Filing Offices, the security interests of the Agent for the benefit of Secured Parties in the Collateral described in #6 above will be prior to any other security interest granted by any of the Companies in such collateral, the priority of which is determined solely by the filing of a financing statement in the applicable Filing Office.
          8. None of the Companies is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

EXHIBIT 7.2
FORM OF CERTIFICATE OF FINANCIAL OFFICER
[NAME OF LOAN PARTY]
CERTIFICATE OF FINANCIAL OFFICER
          This Certificate is made pursuant to the provisions of the Credit and Security Agreement dated as of September 19, 2008 (as amended or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) among Packaging Receivables Company, LLC, as Borrower, Packaging Credit Company, LLC, as initial Servicer, YC SUSI Asset Funding Corporation, and Bank of America, N.A., individually and as Agent. The capitalized terms used, but not defined, herein have the meanings assigned to them in the Agreement.
          The undersigned [Financial Officer] of the [Borrower/initial Servicer] hereby certifies that the financial statements being delivered concurrently herewith fairly present the financial condition and results of operations of the [Borrower/initial Servicer] in accordance with generally accepted accounting principles[, subject to normal year-end audit adjustments], and that no Default or Event of Default exists as of the date hereof and is continuing.

[NAME OF LOAN PARTY]

By:

Name:

Dated:

SCHEDULE 6.1(m)
BORROWER’S FEDERAL TAXPAYER ID NUMBER, CHIEF EXECUTIVE OFFICE,
PRINCIPAL PLACE OF BUSINESS AND OTHER RECORDS LOCATION(S)

Federal Taxpayer I.D. No.: Borrower:	36-439 1046
Servicer:	36-4390839

Chief Executive Office (Servicer and Borrower):	1900 West Field Court
Lake Forest, Illinois 60045

Principal Place of Business: (Servicer and Borrower):	1900 West Field Court
Lake Forest, Illinois 60045
Other Records Locations:
1001 113th Street
Arlington, TX 76011
2704 SE Otis Corley
Bentonville , AR 72712
21 Leigh Fisher Blvd.
El Paso, TX 79906
2510 West Miller Road
Garland, TX 75041
4240 Bandini Blvd.
Vernon, CA 90023
9200 Old McGregor Road
Waco, TX 76712
2325 Statham Blvd. Unit C
Oxnard, CA 93033
441 S. 53rd Avenue
Phoenix, AZ 85043
1800 E. Plano Parkway
Plano, TX 75074
4654 W. 1525 South
Salt Lake City, UT 84104
460 W. 500 South
Salt Lake City, UT 84101

9700 Frontage Road
Southgate, CA 90280
2246 Udell Street
Filer City, MI 49634
1824 Baltimore Street
Middletown, OH 45055
555 Metro Place North
Suite 500
Dublin, OH 43017
6247 Pine Street
Burlington, WI 53105
5600 West Good Hope Rd.
Milwaukee, WI 53223
901 Grimes Blvd.
Lexington, NC 27292
114 Dixie Blvd.
Morganton, NC 28655
1302 N. Salisbury Ave.
Salisbury, NC 28144
3200 Lakewood Ave. S.W.
East Point, GA 30344
2313 N. William St.
Goldsboro, NC 27530
212 Roelee St.
Trinity, NC 27370
12105 Belton Honea Path Hwy.
Honea Path, SC 29654
813 Highway 178 North
Donalds, SC 29654
112 Edwards Drive
Jackson, TN 38301
9575 Commission Drive
Mascot, TN 37806

3240 Brittain Drive
Newberry, SC 29108
3200 Hipack Drive
Opelika, AL 36801
321 Industrial Park Rd.
Rutherfordton, NC 28139
6715 Highway 57
Counce, TN 38326
N9090 County Road E
Tomahawk, WI 54487
5495 Lake Park
Clyattville Road
Clyattville, GA 31601
1201 Cornerstone Drive
Windsor, CO 80550
5133 W. 65th Street
Chicago, IL 60638
705 South Division Street
Colby, WI 54421
502 W. Center Street
Conrad, IA 50621
5501 Brighton Blvd.
Commerce City, CO 80022
7953 N.E. Beech Street
Fridley, MN 55432
4300 Highway 55
Golden Valley, MN 55422
1402 South 17th Ave.
Marshalltown, IA 50158
1821 NE Marshall St.
Minneapolis, MN 55418
400 S. 45th Street East
Muskogee, OK 74403

10854 Leroy Drive
Northglenn, CO 80233
1002 Missouri Ave.
Omaha, NE 68107
4510 Steelway Blvd. South
Liverpool , NY 13090
117 Hereford Drive
Fishersville , VA 22939
659 Eastport Road
Jacksonville, FL 32218
930 Pleasant Valley Road
Harrisonburg, VA 22801
2000 Jefferson Davis Hwy.
Richmond, VA 23224
7500 Shadwell Drive Suite B
Roanoke, VA 24013
2155 42nd Street NW
Winter Haven, FL 33881
109 Arrowhead Drive
Manheim, PA 17545
3785 Bryn Mawr Street
Orlando, FL 32808
332 Neff Avenue
Harrisonburg , VA 22801
1805 Colonial Drive
Thomasville, GA 31792
217 Peach Street
Vineland, NJ 08360
61 Turnpike Industrial Road
Westfield , MA 01085
208 Lenoir Drive
Winchester, VA 22603

708 Killian Road
Akron, OH 44319
929 Faultless Drive
Ashland, OH 44805
520 South First Street
Gas City, IN 46933
1638 Eagle Way
Ashland, OH 44805
205 South 21st Street
Newark, OH 43055
One 28th Street
Pittsburgh, PA 15222
408 East St. Clair
Vincennes, IN 47591
533 Mt. Tom Road
Northampton, MA 01060
925 North Godfrey Street
Allentown, PA 18103
8301 Sherwick Court
Jessup, MD 20794
33 Glenn Avenue
Chelmsford, MA 01824
1106 Industrial Park Drive
Edmore, MI 48829
3251 Chicago Drive S.W.
Grandville, MI 49418
435 Gitts Run Road
Hanover, PA 17331
1530 Fruitville Pike
Lancaster, PA 17601
525 Mt. Tom Road
Northampton, MA 01060

936 Sheldon Road
Plymouth, MI 48170
4471 Steelway Blvd. South
Liverpool, NY 13090
839 Hughes Drive
Traverse City, MI 49686
7451 Cetronia Road
Allentown, PA 18106
20400 Old Rome State Rd.
Watertown, NY 13601
2540 Route 130 Suite 113
Cranbury, NJ 08512
4801 Spring Valley Suite 103
Dallas, TX 75244
2111 Hester Ave.
Donna, TX 78537
3840 Port Union Road
Fairfield, OH 45014
4620 West Basswood Dr.
Franklin, WI 53132
15600 A NW 15th Ave.
Miami Gardens, FL 33169
900 E. Diehl Road Suite 131
Naperville, IL 60563
791 St Thomas Ct
Cincinnati, OH 69107
1097 Lake Oconee Parkway Suite 103
Eatonton, GA 31024
14515 North Outer Forty Suite 130
Chesterfield, MO 63017
8489 Summit Cove
Olive Branch, MS 38654

100 Willie Drive
Jackson, MS 39208
42 North West Avenue
Vineland, NJ 08360
Highway 12 West
Ackerman, MS 39735
2315 9th Street
Tuscaloosa, AL 35401
189 Front Street
Burnsville, MS 38833

SCHEDULE 6.1(n)
LOCK-BOXES AND ASSOCIATED ACCOUNTS
Harris, N.A.
111 West Monroe Street
Chicago, Illinois 60603
Account No.: 371-300-5
Lockboxes:
Chicago Lockbox
Lockbox Number 36596
Packaging Credit Company
36596 Treasury Center
Chicago, IL 60694-6500
Atlanta Lockbox
Lockbox Number 532058
Packaging Credit Company
P.O. Box 532058
Atlanta, GA 30353-2058
Los Angeles Lockbox
Lockbox Number 51584
Packaging Credit Company
P.O. Box 51584
Los Angeles, CA 90051-5884

SCHEDULE 14.2
NOTICE ADDRESSES AND WIRE TRANSFER INFORMATION
A.	BORROWER AND INITIAL SERVICER
Address for notices:
Packaging Receivables Company, LLC
1900 West Field Court
Lake Forest, Illinois 60045
Attention: Fran Hori
Phone: 847-482-3719
Fax: 847-482-4516
Wire Transfer Instructions:
Account No. 371-300-5 at Harris, N.A.
in Chicago, Illinois
ABA No. 071000288
Reference: YC SUSI Securitization
with a copy to:
Packaging Credit Company, LLC
1900 West Field Court
Lake Forest, Illinois 60045
Attention: Fran Hori
Phone: 847-482-3719
Fax: 847-482-4516
B.	YC SUSI Trust
Address for notices (other than Borrowing Requests):
YC SUSI Trust
c/o Bank of America, N.A.
NC1-027-19-01
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Dan Hattendorf
Telephone: (704) 388-3113
Facsimile: (704) 388-9211

With copy to:
YC SUSI Trust
c/o Bank of America, N.A.
NC1-027-19-01
214 North Tryon Street
Charlotte, NC 28255
Attention: Brian Williams
Telephone: (704) 683-4747
Telecopy: (704) 968-1215
Wire transfer instructions (unless otherwise notified):
Deutsche Bank Trust Company Americas
ABA # 021001033
Acct Name: DBTCA as Trustee for YC SUSI
Account # 00428541
Reference: YC SUSI/Packaging Receivables Company, LLC
C.	BANK OF AMERICA, N.A., individually or as Agent
Address for notices (other than Borrowing Requests):
Bank of America, N.A., as Agent
NC1-027-19-01
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Dan Hattendorf
Telephone: (704) 388-3113
Facsimile: (704) 388-9211
With copy to:
Bank of America, N.A., as Agent
NC1-027-19-01
214 North Tryon Street
Charlotte, NC 28255
Attention: Brian Williams
Telephone: (704) 683-4747
Telecopy: (704) 968-1215
Wire transfer instructions (unless otherwise notified):

Deutsche Bank Trust Company Americas
ABA # 021001033
Acct Name: DBTCA as Trustee for YC SUSI
Account # 00428541
Reference: YC SUSI/Packaging Receivables Company, LLC
BORROWING REQUESTS SHOULD BE SENT TO THE
ADDRESS AND FAX NO. SPECIFIED ON EXHIBIT 2.1